UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER 2 OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

EHAVE INC.

(Exact name of registrant as specified in its charter)

Date: February 2, 2022

Ontario, Canada	7371	N/A
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification Number)

18851 NE 29th Ave., Suite 700

Aventura, FL 33180

Phone: (954) 233-3511

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Jonathan D. Leinwand, Esq.

Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd. Suite 200

Aventura, FL 33160

Phone: (954) 903-7856

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

As submitted to the Securities and Exchange Commission on February 10, 2022

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated February 10, 2022

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Ehave Inc.

18851 NE 29th Ave., Suite 700

Aventura, FL 33180

Phone: (954) 233-3511

Offering Total: $5,000,000

Up to a Maximum of 1,000,000,000 Common Shares

A Maximum Offering Price between $0.005 and $.02 per Share*

Maximum Offering of $5,000,000

This is the public offering of securities of Ehave Inc., an Ontario, Canada corporation. We are offering a maximum of 1,000,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), at an offering price of between $0.005 and $.02 per share (the “Offered Shares”). The price will be fixed and established after qualification. Once the price is set, it will remain fixed for the duration of the Offering. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is ___,000 Offered Shares ($_________); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 9 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, or services without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

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This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “EHVVF.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

		Total	Broker
		Number of	Dealer
	Price Per	Shares	discount
Securities Offered by the	Share to	Being	and	Proceeds
Company	Public	Offered	commissions (1)	to issuer (2)
Per Share of Common Stock	$ between $0.005 and $.02 per share	[______]	$0	$ between $0.005 and $.02 per share
Total Maximum	$5,000,000	[______]	$0	$5,000,000

(1)	We do not intend to offer the Offered Shares through registered broker-dealers.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $150,000. See “Plan of Distribution.”

* We are relying Rule 253(b) with respect to the determination of the purchase price per share of common stock in this preliminary Offering Circular. We will provide final pricing information in a final or supplemental offering circular at the time of sale of shares of our common stock pursuant to this offering. An Issuer may raise an aggregate of $50.0 million in a 12-month period pursuant to Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Our Board of Directors used its business judgment in setting a value of $_______ per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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In this Offering Circular, unless the context indicates otherwise, references to “Ehave Inc..”, “Ehave”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Ehave Inc.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We, and if applicable, those selling Common Stock on our behalf in this offering, will be permitted to make a determination that the purchasers of Common Stock in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “Securities Act”). For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $5,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business;

●	Our reliance on suppliers and vendors;

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance our business strategy.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

We are creating a mental health data platform that integrates with our proprietary and third-party assessment and therapeutic digital applications. Our product focus is based on two tiers of activities: (1) MegaTeam and Ninja Reflex, our clinically validated digital assessment and rehabilitation software that is engaging for the patient, and (2) adaptation of custom and third-party clinically validated digital assessment and rehabilitation software for enhanced patient engagement and data modeling. We intend to provide technology solutions to clinicians, patients, researchers, pharmaceutical companies and payors. Our fiscal year-end date is December 31.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock is quoted on OTC Market Pink Open Market Sheets under the symbol EHVVF.

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THE OFFERING

Issuer:	Ehave Inc.

Securities offered:	A maximum of 1,000,000,000 shares of our common stock, no par value (“Common Stock”) at an offering price of between $0.005 and $.02 per share. Once the price is set, it will remain fixed for the duration of the Offering (the “Offered Shares”). (See “Distribution.”).

Number of shares of Common Stock outstanding before the offering	251,298,730 issued and outstanding as of January 31, 2022.

Number of shares of Common Stock to be outstanding after the offering	1,251,298,730 if the maximum amount of Offered Shares are sold.

Price per share:	(expected price range between $.005 and $.02).

Maximum offering amount:	1,000,000,000 shares at between $0.005 and $.02 per share, with a maximum total offering amount of $5,000,000 (See “Plan of Distribution”).

Trading Market:	Our Common Stock is quoted on the OTC Markets Pink Open Market Sheets division under the symbol “EHVVF.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,850,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

Termination	This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

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RISK FACTORS

Investment in our common shares involves a high degree of risk. You should carefully consider, among other matters, the following risk factors in addition to the other information in this Annual Report on Form 20-F when evaluating our business because these risk factors may have a significant impact on our business, financial condition, operating results or cash flow. If any of the material risks described below or in subsequent reports we file with the Securities and Exchange Commission (“SEC”) actually occur, they may materially harm our business, financial condition, operating results or cash flow. Additional risks and uncertainties that we have not yet identified or that we presently consider to be immaterial may also materially harm our business, financial condition, operating results or cash flow.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. We have no operating history with respect to commercializing our software applications and products. Consequently, it is difficult to predict our future revenues, if any, and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business.

We began processes to develop relationships with potential customers and distribution partners in November 2016. Completion of our cognitive assessment and remediation tools and the further development and commercialization of our products is dependent upon the availability of sufficient funds. This limits our ability to accurately forecast the cost of the development of our products. If the markets and applications of our products do not develop as we expect or develop more slowly than we expect, our business, prospects, financial condition and operating results will be harmed.

We have a history of operating losses and expect to continue incurring losses for the foreseeable future.

We were incorporated in 2011. We reported a net loss of $3,514,736for the fiscal year ended December 31, 2020 and had a net loss of $3,637,368 during the fiscal year ended December 31, 2019. As of December 31, 2020, we had an accumulated deficit of $19,729,562. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop and commercialize our products and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, for any reason, our business, prospects, financial condition and results of operations will be adversely affected.

As reflected in the financial statements for the years ended December 31, 2020, and December 31, 2019, , we had no revenues from continuing operations in 2020 and 2019 and need additional cash resources to maintain its operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital. We cannot predict when, if ever, we will be successful in raising additional capital and, accordingly, we may be required to cease operations at any time, if we do not have sufficient working capital to pay our operating costs.

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If we are unable to obtain additional funding, our business operations will be harmed.

We raised an aggregate of $2,544,487 through loans and issuance of convertible debentures and warrants in 2020. We raised an aggregate of $270,018 through issuance of convertible debentures and warrants in 2019. We anticipate that we will continue to incur losses and negative cash flows from operations, and that such losses will increase over the next several years due to development costs associated with our KetaDash and Ehave Dashboard products, until our products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with our current cash position, based on our current projections, we may not have sufficient resources to fund operations through the December 31, 2022. To the extent that we are required to raise additional funds to conduct research and acquire facilities, and to cover costs of operations, we intend to do so through additional public or private offerings of debt or equity securities. There are no assurances that we will be successful in obtaining the level of financing needed for our operations, and we may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing shareholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations. If we cannot raise additional capital, we will need to reduce our cash burn to last 12 months by focusing our efforts on existing products only, leveraging research funding to conduct additional clinical studies on efficacy and integration and development of new techniques for assessment and rehabilitation.

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

We reported an accumulated deficit of $19,729,562 and had a stockholders’ deficit of $2,273,372 at December 31, 2020. As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2020 and 2019 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern without the infusion of significant additional capital. There can be no assurance that management will be successful in implementing its plans. If we are unable to raise additional financing, we may cease operations.

Our products may not be successful in gaining market acceptance, which would negatively impact our revenues.

Currently, our business strategy is to continue to support the clinical trials of our therapeutic video games, develop the Ehave Dashboard, and gain access to additional technologies at a time and in a manner that we believe is best for our development. We may have difficulties in reaching market acceptance, which could negatively impact our revenues, for a number of reasons including:

●	any delays in securing partnerships and strategic alliances;
●	any technical delays and malfunctions;
●	failure to receive regulatory approval on a timely basis or at all; and
●	failure to receive a sufficient level of reimbursement from government, insurers or other third-party payors.

If we are unable to keep up with rapid technological changes in our field, we will be unable to operate profitably.

Our industry is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our software or potential products uneconomical or result in products superior to those we develop or that any products or services we develop will be preferred to any existing or newly-developed products.

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Many of our potential competitors are better established and have significantly greater resources which may make it difficult for us to compete in the markets in which we intend to sell our products.

The market for the products we develop is highly competitive. Many of our potential competitors are well established with larger and better resources, longer relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. Increased competition may result in price reductions, reduced gross margins, loss of market share and loss of licensees, any of which could materially and adversely affect our business, operating results and financial condition. We cannot ensure that prospective competitors will not adopt technologies or business plans similar to ours or develop products which may be superior to ours or which may prove to be more popular. It is possible that new competitors will emerge and rapidly acquire market share. We cannot ensure that we will be able to compete successfully against future competitors or that the competitive pressures will not materially and adversely affect our business, operating results and financial condition.

If we lose any of our key management personnel or consultants, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company’s operations and business strategy are dependent upon the knowledge and business contacts of our executive officers and our consultants. Although, we hope to retain the services of our officers and consultants, if any of our officer or consultants should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

In addition, we must be able to attract, train, motivate and retain highly skilled and experienced technical employees in order to successfully develop our business. Qualified technical employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our personnel, we may not be able to replace them with similarly qualified personnel, which could harm our business.

Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

Pursuant to an amendment to the collaboration agreement, effective January 1, 2014, with Toronto’s Hospital for Sick Children (the “Hospital”), all intellectual property rights to the cognitive assessment and rehabilitation software jointly developed with the Hospital belong to the Hospital. Our agreement with Multi-Health Systems Inc. (“MHS”), as amended, provides that all right, title and interest in and to certain tests and other materials published by MHS relating to the tests are and will remain solely and exclusively vested in MHS.

We will attempt to protect proprietary and intellectual property rights to our products through licensing and distribution arrangements although we currently do not have any patents or applications for our products.

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Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources.

As we create or adopt new software, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

Our products could infringe on the intellectual property rights of others which may result in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling or licensing our products.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products or technology infringe a third party’s proprietary rights. Further, we may be prohibited from selling or providing products before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are determined to be without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

We have identified material weaknesses in our internal control over financial reporting, and if we are unable to achieve and maintain effective internal control over financial reporting or effective disclosure controls, we may be at risk to accurately report financial results or detect fraud, which could have a material adverse effect on our business.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring an annual assessment by management of the effectiveness of a public company’s internal controls over financial reporting and an attestation report by the company’s independent auditors addressing this assessment, if applicable. As discussed in Item 15 “Controls and Procedures” in the Company’s Form 20-F filed May 28, 2021, with the Securities and Exchange Commission, based on a review of our internal controls over financial reporting, management concluded that our internal controls over financial reporting were not effective due to the existence of a material weakness relating to a lack of sufficient accounting records and underlying supporting detail as of December 31, 2020. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. Management has since addressed this weakness and has implemented the necessary changes to have effective controls over financial reporting. For additional information, see Item 15 “Controls and Procedures.”

We cannot assure you that we will be able to remediate our existing material weaknesses in a timely manner, if at all, or that in the future additional material weaknesses will not exist, reoccur or otherwise be discovered, a risk that is significantly increased in light of the complexity of our business. If our efforts to remediate these material weaknesses, as described in Item 15 “Controls and Procedures”, are not successful or if other deficiencies occur, our ability to accurately and timely report our financial position, results of operations, cash flows or key operating metrics could be impaired, which could result in late filings of our annual or interim reports under the Exchange Act, restatements of our consolidated financial statements or other corrective disclosures. Our failure to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm our business and negatively impact the trading price of the common shares. In addition, future changes in our accounting, financial reporting, and regulatory environment may create new areas of risk exposure. Failure to modify our existing control environment accordingly may impair our controls over financial reporting and cause our investors to lose confidence in the reliability of our financial reporting, which may adversely affect our share price, suspension of trading or delisting of our common shares by Pink Open Market, or, if we regain the eligibility to have our common shares quoted on the OTCQB Venture Market, the OTCQB Venture Market, or other material adverse effects on our business, reputation, results of operations, financial condition or liquidity. Furthermore, if we continue to have these existing material weaknesses, other material weaknesses or significant deficiencies in the future, it could create a perception that our financial results do not fairly state our financial condition or results of operations. Any of the foregoing could have an adverse effect on the value of our shares.

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The market for our products is immature and volatile and if it does not develop, or if it develops more slowly than we expect, the growth of our business will be harmed.

The market for software-based systems for mental health or treatments using psychedelics is a new and unproven market, and it is uncertain whether it will achieve and sustain demand and market adoption. Our success will depend to a substantial extent on the willingness of customers and healthcare professionals to use our systems, as well as on our ability to demonstrate the value of our software and products to customers and to develop new applications that provide value to customers and users. If customers and users do not perceive the benefits of our products, then our market may not develop at all, or it may develop more slowly than we expect, either of which could significantly adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

If our security measures are breached and unauthorized access to a customer’s data are obtained, our products may be perceived as insecure, we may incur significant liabilities, our reputation may be harmed and we could lose sales and customers.

Our products involve the storage and transmission of customers’ proprietary information, as well as protected health information, or PHI, which, in the United States, is regulated under the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, collectively “HIPAA,” and other state and federal privacy and security laws. Because of the extreme sensitivity of this information, the security features of our product are very important. If our security measures, some of which will be managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive data, including HIPAA-regulated protected health information. A security breach or failure could result from a variety of circumstances and events, including but not limited to third-party action, employee negligence or error, malfeasance, computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors, and catastrophic events.

If our security measures were to be breached or fail, our reputation could be severely damaged, adversely affecting customer or investor confidence, customers may curtail their use of or stop using our products and our business may suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violations of HIPAA and other state and federal privacy and security regulations, significant costs for investigation, remediation and disclosure and for measures to prevent future occurrences. In addition, any potential security breach could result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to customers or other business partners in an effort to maintain the business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

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We plan to outsource important aspects of the storage and transmission of customer information, and thus rely on third parties to manage functions that have material cyber-security risks. These outsourced functions include services such as software design and product development, software engineering, database consulting, data-center security, IT, network security, data storage and Web application firewall services. We cannot assure you that any measures that are taken will adequately protect us from the risks associated with the storage and transmission of customers’ proprietary information and protected health information.

We may experience cyber-security and other breach incidents that may remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against us, we may be unable to anticipate these techniques or to implement adequate preventive measures. In addition, in the event that our customers authorize or enable third parties to access their data or the data of their employees on our systems, we cannot ensure the complete integrity or security of such data in our systems as we would not control access. If an actual or perceived breach of our security occurs, or if we are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed, we could be subject to regulatory action or other damages and we could lose sales and customers.

If we fail to comply with applicable health information privacy and security laws and other state and federal privacy and security laws, we may be subject to significant liabilities, reputational harm and other negative consequences, including decreasing the willingness of current and potential customers to work with us.

Once our products are deployed in the United States, we will be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA established uniform federal standards for certain “covered entities,” which include health care providers, health plans, and health care clearing houses, governing the conduct of specified electronic health care transactions and protecting the security and privacy of protected health information, or PHI. The Health Information Technology for Economic and Clinical Health Act, or HITECH, which was signed into law on February 17, 2009, makes certain of HIPAA’s privacy and security standards directly applicable to “business associates,” which are individuals or entities that create, receive, maintain, or transmit PHI in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA’s requirements and seek attorney’s fees and costs associated with pursuing federal civil actions.

In addition, states have enacted privacy and security laws and regulations that regulate the use and disclosure of certain data, with some state laws covering medical and healthcare information. These laws vary by state and could impose additional requirements and penalties on us. For example, some states impose restrictions on the use and disclosure of health information pertaining to mental health or substance abuse. Further, state laws and regulations may require us to notify affected individuals in the event of a data breach involving individually identifiable information, which may be broader than the type of information covered by HIPAA. In addition, the Federal Trade Commission may use its consumer protection authority to initiate enforcement actions in data privacy and security matters.

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If we are unable to protect the privacy and security of our customers’ data, we could be found to have breached our contracts with our customers, we could face civil and criminal penalties under federal and state laws, we could be subject to litigation and we could suffer reputational harm or other damages. We may not be able to adequately address the business, technical and operational risks created by HIPAA and other privacy and security regulations. Furthermore, we are unable to predict what changes to HIPAA or other laws or regulations might be made in the future or how those changes could affect our business or the costs of compliance.

Our proprietary software may not operate properly, which could damage our reputation, give rise to claims against us or divert application of our resources from other purposes, any of which could harm our business and operating results.

Proprietary software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover additional problems that prevent our proprietary applications from operating properly. We are currently implementing software with respect to a number of new applications and services. If our software does not function reliably or fails to achieve client expectations in terms of performance, clients could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain clients.

Moreover, data services are complex as those we offer have in the past contained, and may in the future develop or contain, undetected defects or errors. Material performance problems, defects or errors in our existing or new software and applications and services may arise in the future and may result from interface of our offering with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, diversion of development resources, injury to our reputation and increased service and maintenance costs. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

We depend on data centers operated by third parties for our products, and any disruption in the operation of these facilities could adversely affect our business.

We provide our products through a third-party data center. While we control and have access to our servers and all of the components of our network that are located in our external data centers, we do not control the operation of these facilities. The owners of our data centers have no obligation to renew agreements with us on commercially reasonable terms, or at all. If we are unable to renew any such agreements we may enter into on commercially reasonable terms, or if our data center operator is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruption in connection with doing so.

Problems faced by our third-party data center locations could adversely affect the experience of our customers. The operators of the data centers could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy, faced by the operators of the data centers or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict. Additionally, if our data centers are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. For example, a rapid expansion of our business could affect the service levels at our data centers or cause such data centers and systems to fail. Any changes in third-party service levels at our data centers or any disruptions or other performance problems with our products could adversely affect our reputation or result in lengthy interruptions in our services. Interruptions in our services might reduce our revenue, cause us to issue refunds to customers for prepaid and unused subscriptions, subject us to potential liability or adversely affect our renewal rates.

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If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.

As our trials are primarily based in Canada and we seek to operate our business on a global scale, we are exposed to the effects of fluctuations in currency exchange rates. We incur certain operating expenses in Canadian dollars. Fluctuations in the exchange rates between the U.S. dollar and the Canadian dollar could result in the dollar equivalent of such expenses being higher. This could have a negative impact on our reported results of operations. Although we may in the future decide to undertake foreign exchange hedging transactions to cover a portion of our foreign currency exchange exposure, we currently do not hedge our exposure to foreign currency exchange risks.

Our future U.S. operations and relationships with healthcare providers, investors, consultants, third-party payors, patients, and other customers may be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which in the event of a violation could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Our future U.S. operations and arrangements with healthcare providers, physicians and third-party payors may expose us to broadly applicable fraud and abuse and other federal and state healthcare laws and regulations. These laws may constrain the business and/or financial arrangements and relationships through which we market, sell and distribute our products. Potentially applicable U.S. laws include:

●	the federal Anti-Kickback Statute, which prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable by Medicare, Medicaid or any other federal healthcare program;

●	federal false claims laws and civil monetary penalty laws, including the False Claims Act, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other government healthcare programs that are false or fraudulent, or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

●	HIPAA, which imposes federal criminal and civil liability for executing, or attempting to execute, a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and its implementing regulations, also imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information; and

●	analogous state laws and regulations, such as state anti-kickback and false claims laws, which may be broader in scope and apply to referrals and items or services reimbursed by any third-party payers, including commercial insurers, many of which differ from each other in significant ways and often are not preempted by federal law, thus complicating compliance efforts.

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Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available under such laws, it is possible that some of our business activities could be subject to challenge under one or more of such laws. The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform. Our risk of being found in violation of these laws is increased by the fact that some of these laws are open to a variety of interpretations. If our past or present operations, practices, or activities are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, imprisonment, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. Further, defending against any such actions can be costly, time-consuming and may require significant resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our customers may be unwilling to use our products and our business may be impaired.

We may not be in compliance with rules and regulations of the U.S. Food and Drug Administration (the “FDA”) should they become applicable to any products we develop in the future.

We have no current plans to market, advertise or sell computerized cognitive assessment aids in the United States. Types of computerized cognitive assessment aids for the measurement and assessment of behavioral and cognitive abilities such as brain games are games purporting to increase intelligence or cognitive function are currently regulated by the FDA as Class II medical devices. Such brain games may be subject to clinical processes to determine their accuracy or validity. Terminology such as “neuroplasticity”, “attention” and “working memory” have become ubiquitous as the “brain game” market has grown. Current clinical practice refers to the use of cognitive software for the measurement of deficits as an “assessment”, and the use of software tools as rehabilitation methods as “remediation”. Should we decide in the future to market, advertise, or sell products that may be considered by the FDA as computerized cognitive assessment aids, we may be required to undergo costly and time consuming clinical trials to prove the accuracy and validity of our computerized cognitive assessment aids, should we have any such products to market, sell or advertise in the future.

The results of any future clinical trials that we may need to perform in the future may not support our medical device candidate requirements or intended use claims or may result in the discovery of unanticipated inconsistent data.

We have no current plans to market, advertise or sell computerized cognitive assessment aids in the United States. The clinical trial process may fail to demonstrate that our computerized cognitive assessment aids that we may develop in the future, are safe, effective, and consistent for the desired or proposed indicated uses, which could cause us to abandon a product and may delay development of others. Any requirement to perform unanticipated clinical trials or delay or termination of any such unanticipated future clinical trials may delay or inhibit our ability to commercialize any computerized cognitive assessment aids that we may develop in the future; and affect our ability to generate revenues.

A security breach or disruption or failure in a computer or communications systems could adversely affect us.

Our operations depend on the continued and secure functioning of our computer and communications systems and the protection of electronic information (including sensitive personal information as well as proprietary or confidential information) stored in computer databases maintained by us or by third parties. Such systems and databases are subject to breach, damage, disruption or failure from, among other things, cyber-attacks and other unauthorized intrusions, power losses, telecommunications failures, fires and other natural disasters, armed conflicts or terrorist attacks. We may be subject to threats to our computer and communications systems and databases of unauthorized access, computer hackers, computer viruses, malicious code, cyber-crime, cyber-attacks and other security problems and system disruptions. Unauthorized persons may attempt to hack into our systems to obtain personal data relating to clinical trial participants or employees or our confidential or proprietary information or of third parties or information relating to our business and financial data. If, despite our efforts to secure our systems and databases, events of this nature occur, we could expose clinical trial participants or employees to financial or medical identity theft, lose clinical trial participants or employees or have difficulty attracting new clinical trial participants or employees, be exposed to the loss or misuse of confidential information or business and financial data, have disputes with clinical trial participants or employees, suffer regulatory sanctions or penalties under applicable laws, incur expenses as a result of a data privacy breach, or suffer other adverse consequences including legal action and damage to our reputation.

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RISKS ASSOCIATED WITH OUR COMMON SHARES AND COMPANY

We expect that our stock price will fluctuate significantly.

The trading price of our common shares may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this report, these factors include:

●	announcement of new products by our competitors;

●	release of new products by our competitors;

●	adverse regulatory decisions;

●	developments in our industry or target markets; and

●	general market conditions including factors unrelated to our operating performance.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme market volatility in the price of our common shares which could cause a decline in the value of our shares.

Market prices for securities of software development companies generally are volatile and the share price for our common shares has been historically volatile. This increases the risk of securities litigation. Factors such as announcements of technological innovations, new commercial products, patents, the development of proprietary rights, results of clinical trials, regulatory actions, publications, financial results, our financial position, future sales of shares by us or our current shareholders and other factors could have a significant effect on the market price and volatility of the common shares.

We are unable to predict the impact of COVID-19 on our company.

Our diagnostic and treatment tools, MegaTeam and Ninja Reflex, are currently used in hospitals and other medical settings. Because of strain on hospitals and their resources by treatment of patients with COVID-19, hospitals and other facilities are canceling or postponing non-emergency treatments which may include the use of our tools for the treatment of ADHD and related illnesses. Additionally, people are generally avoiding medical facilities except in emergency situations and therefore would not be seeking to utilize our tools in such a setting. While we do not expect this trend to continue indefinitely, its duration and impact cannot be quantified at this time and may negatively impact our business as it is related to MegaTeam and Ninja Reflex.

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If our business is unsuccessful, our shareholders may lose their entire investment.

Although shareholders will not be bound by or be personally liable for our expenses, liabilities or obligations beyond their total original capital contributions, should we suffer a deficiency in funds with which to meet our obligations, the shareholders as a whole may lose their entire investment in our Company.

Trading of our common shares on the Pink Open Market is limited and sporadic, making it difficult or impossible for our shareholders to sell their shares or liquidate their investments.

There is a very limited market for our common shares. On April 30, 2019, our common shares were removed from the OTCQB Venture Market to the Pink Open Market. Prior to the listing of our common shares for trading on the OTCQB Venture Market in November 2016, there was no public market for our common shares. The Pink Open Market is a significantly more limited market than the OTCQB Venture Market and established exchanges such as the New York Stock Exchange or NASDAQ. There is no assurance that a sufficient market will develop in our shares, and the lack of an active market will impair your ability to sell your common shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of our common shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. Even after trading volume increases, trading through the Pink Open Market or the OTCQB Venture Market, if our shares regain eligibility to be quoted on the OTCQB Venture Market, is frequently thin and highly volatile.

Our common shares are subject to the “penny stock” rules of the SEC and we have no established market for our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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We are a “foreign private issuer”, and you may not have access to the information you could obtain about us if we were not a “foreign private issuer”.

We are considered a “foreign private issuer” under the Securities Act of 1933, as amended. As a foreign private issuer we will not have to file quarterly reports with the SEC nor will our directors, officers and 10% stockholders be subject to Section 16(b) of the Exchange Act. Such exemption may result in shareholders having less data and there being fewer restrictions on insiders’ activities in our securities. As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to us. Accordingly, you may not be able to obtain information about us as you could obtain if we were not a “foreign private issuer”.

Because the majority of our assets and of our officers and directors are located outside the United States, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

A majority of our assets are presently located outside of the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. There is even uncertainty as to whether the Canadian courts would have jurisdiction to hear original actions brought in Canada against us or our directors and officers predicated upon the securities laws of the United States or any state thereof.

Because we do not intend to pay any cash dividends on our common shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the NYSE American and NASDAQ, as a result of Sarbanes-Oxley Act of 2002, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we will not be seeking to be listed on any of the exchanges, we will not be presently required to comply with many of the corporate governance provisions.

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Our authorized capital consists of an unlimited number of shares of one class designated as common shares. We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of an unlimited number of our common shares, no par value, of which 251,298,730 shares are currently issued and outstanding. The future issuance of common shares may result in substantial dilution in the percentage of our common shares held by our then existing shareholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and may have an adverse effect on any trading market of our common shares.

Offers or availability for sale of a substantial number of our common shares may cause the price of our common shares to decline.

If our shareholders sell substantial amounts of our common shares in the public market, including shares issued in the public offering and shares issued upon conversion of outstanding convertible notes or exercise of outstanding warrants, or upon the expiration of any statutory holding period, under Rule 144, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common shares could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act, or JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

For so long as we are an emerging growth company, we will not be required to:

● have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

● comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

● submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

● disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

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In addition, when these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of us ceasing to be an emerging growth company or the timing of such costs. In addition, once we no longer qualify as an emerging growth company under the JOBS Act and lose the ability to rely on the exemptions related thereto, depending on our status as per Rule 12b-2 of the Securities Exchange Act of 1934, as amended, our independent registered public accounting firm may also need to attest to the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and eventual auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 when we are no longer an emerging growth company. This process will require the investment of substantial time and resources, including by our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete.

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may be classified as a Passive Foreign Investment Company, or PFIC, for U.S. federal income tax purposes in 2020 and may continue to be, or become, a PFIC in future years, which may have negative tax consequences for U.S. investors.

We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of our gross income is “passive income” or (ii) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Based on our estimated gross income, the average value of our gross assets, and the nature of our business, we may be classified as a PFIC in the current taxable year and may be treated, or may become, a PFIC in future years. If we are treated as a PFIC for any taxable year during which a U.S. investor held our common shares, certain adverse U.S. federal income tax consequences could apply to the U.S. investor. See “Item 10. Additional Information – E. Taxation– Passive Foreign Investment Company Rules.”

We are offering our shares of Common Stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers make our shares of Common Stock less attractive to investors as compared to a traditional initial public offering.

Pursuant to Tier 2 Regulation A rules and our status as a Foreign Private Issuer, we are subject to scaled disclosure and reporting requirements, which may make our shares of Common Stock less attractive to investors who are accustomed to traditional initial public offerings that are subject to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our shares of Common Stock, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our shares of Common Stock, we may be unable to raise the necessary funds necessary to continue developing our Programs, which could severely affect the value of our shares of Common Stock.

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Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional public offering on Form S-1.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be adversely affected.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to investors in any action under that agreement.

Investors in this offering will be bound by the subscription agreement that includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Florida, which governs the subscription agreement, in a court of competent jurisdiction in the State of Florida. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

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If you bring a claim against the Company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to investors in such an action. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

The Company’s exclusive forum provision in the Subscription Agreement attached as Exhibit 4.1 does not apply to claims arising under the federal securities laws and the rules and regulations thereunder, including the Securities Act and the Exchange Act, and there are risks and other potential impacts of this exclusive forum provision to investors in this Offering.

The Subscription Agreement for this Offering provides that, unless we consent in writing to the selection of an alternative forum, the state and federal courts located in Broward County, Florida will be the sole and exclusive forum for substantially all disputes between us and subscribers to this Offering, which could limit your ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities pursuant hereto shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit your ability to bring a claim in a judicial forum of your choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the choice of forum provision contained in the Subscription Agreement, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

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Statements Regarding Forward-looking Statements

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

We estimate that, at a per share price of between $0.005 and $.02 per share, the net proceeds from the sale of the shares in this offering will be approximately $4,850,000, after deducting the estimated offering expenses of approximately $150,000.

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at between $0.005 and $.02 per share. No assurance can be given that we will raise the full $5,000,000 as reflected in the following table:

Shares Offered (% Sold)	_____ Shares Sold (100%)	_______ Shares Sold (75%)	_________Shares Sold (50%)	_____ Shares Sold (25%)
Total Offering Amount	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Approximate Offering Expenses
Misc. Expenses	105,000	105,000	105,000	105,000
Legal and Accounting	45,000	45,000	45,000	45,000
Total Offering Expenses	150,000	150,000	150,000	150,000
Total Net Offering Proceeds	4,850,000	3,600,500	2,350,000	1,150,000
Principal Uses of Net Proceeds
Advertising and marketing	$1,000,000	$1,000,000	$750,000	$350,000
Compensation to officer employees, developers consultants, support staff	$1,200,000	$1,000,000	$650,000	$300,000
Legal, investor relations, accounting, IT, servers, miscellaneous fees	$1,300,000	$1,000,000	$550,000	$250,000
Working Capital	$1,350,000	$600,000	$400,000	$250,000

Total Principal Uses of Net Proceeds	$4,850,000	$2,812,500	$1,875,000	$1,150,00

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including negotiations with the other parties in the merge and acquisitions process of the target companies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of September 30, 2021 was $(3,623,439) or $(0.0189) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $.005 in this offering (after deducting estimated offering expenses of $150,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.005	$0.005	$0.005	$0.005
Historical net tangible book value per share as of September 30, 2021 (1)	(0.0189)	(0.0189)	(0.0189)	(0.0189)
Increase in net tangible book value per share attributable to new investors in this offering (2)	.025	.0187	.0124	.0059
Net tangible book value per share, after this offering	.0061	(.0001)	(.0065)	(.013)
Dilution per share to new investors	$(.0011)	.0051	.0115	.018

(1)	Based on net tangible book value as of September 30, 2021 of $ (3,623,439) and 192,181,061outstanding shares of Common stock as of September 30, 2021
(2)	After deducting estimated offering expenses of $150,000.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We intend to sell the shares in the primary offering through the efforts of our officers and employees, who will not receive any compensation for offering or selling the shares in our primary offering. We believe that our officers and employees are exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Such persons:

§	are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

§	are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or

§	indirectly on transactions in securities; and

§	are not an associated person of a broker or dealer; and

§	meet the conditions of the following:

§	primarily perform, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

§	were not brokers or dealers, or an associated persons of a broker or dealer, within the preceding 12 months; and

§	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

In addition, the Company will allow investors who have purchased convertible notes to apply the principal and interest of the notes to purchase shares in this Offering.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

§	the information set forth in this Offering Circular and otherwise available;
§	our history and prospects and the history of and prospects for the industry in which we compete;
§	our past and present financial performance;
§	our prospects for future earnings and the present state of our development;
§	the general condition of the securities markets at the time of this Offering;
§	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
§	other factors deemed relevant by us.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been deposited to the Company’s account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Results of Operations

Nine Months Ended September 30, 2021, and September 30, 2020

Revenues

We have no revenue from continuing operations for the nine months ended September 30, 2021, and September 30, 2020.

Operating Expenses

Our total operating expenses for the nine months ended September 30, 2021 was $5,153,290compared to $719,078 for the nine months ended September 30, 2019, an increase of $4,434,212. The increase in operating expenses is primarily due to the change in the company’s operations.

Net Income (Loss)

Net income (loss) for the nine months ended September 30, 2021, was $(7,803,052) as compared to net income of $60,951 for the nine months ended September 30, 2020. The increase in net loss was attributable to the change in the Company’s operations which increased general and administrative expense by approximately $4,400,000 and the reduction of the gain on the settlement of debt of approximately $1,250,000.

Results of Operations for the Three Months Ended September 30, 2021 and 2020

Revenues

We have no revenue from continuing operations for the three months ended September 30, 2021 and 2020.

General and Administrative

General and administrative expenses increased $2,982,632 to $3,274,358 for the three months ended September 30, 2021 compared to $291,726 for the year ended three months ended September 30, 2020. The increase in operating expenses is primarily due to the change in the company’s operations.

Net Loss

Net loss for the three months ended September 30, 2021, was $5,217,600 as compared to $554,204 for the nine months ended September 30, 2020. The increase in net loss was attributable to the change in the Company’s operations which increased general and administrative expense by approximately $3,000,000.

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Liquidity and Capital Resources

Through the nine months ended September 30, 2021, we have incurred an accumulated deficit of $25,629,457, primarily as a result of expenses incurred through a combination of development and commercialization activities related to our products and general and administrative expenses supporting those activities as well as a net loss from operations of $7,803,052, and negative operating cash flows in the amount of $1,396,372. Our total cash and cash equivalents balance as of the nine months ended September 30, 2021 was $2,989,044. At September 30, 2021, we had a working capital deficit of $3,623,439$.

Operating Activities

Net cash used in operating activities increased to 1,396,372 for the nine months ended September 30, 2021, from $401,548 for the nine months ended September 30, 2020. The increase of $994,824 in net cash used in the nine months ended September 30, 2021 was primarily due to the increase in net loss of $7,864,003 offset by the increase in non-cash items of $6,574,016, and the increase in changes in net working capital of $295,163.

Investing Activities

Net cash used in investing activities increased to 64,595 for the nine months ended September 30, 2021, from $0 for the nine months ended September 30, 2020. The increase net cash used in the nine months ended September 30, 2021, was primarily due to the purchase of fixed assets.

Financing Activities

Net cash provided by financing activities increased to $2,580,900 for the nine months ended September 30, 2021, from $728,170 for the nine months ended September 30, 2020. The increase of $1,856,730 in net cash provided by financing activities in the nine months ended September 30, 2021 was primarily due to increased in net proceeds from convertible notes of $513,830 and the increase in proceeds from Reg A investment of $1,342,900.

Research and Development, Patents, and Licenses, etc.

Ongoing research and development is critical to our success. We seek to engage with reputable research and clinical institutions to access and assist tools and methods developed. We hope to finance our research and development with government and research grants and internal funds. Our research and development is comprised primarily of software development expenditures. We intend to continue to research and develop new technologies and products for the mental health market. There can be no assurance that we can achieve any or all of our research and development goals.

Excluding discontinued operations, we spent $0 and $32,300 on software development in 2020 and 2019a, respectively. These amounts were spent on the development or improvement of our technologies and products, including salary paid to our employees engaged in research and development activities. See the disclosure in “Item 4. Information on the Company—B. Business Overview” for further information on the Company’s research and development policies.

C. Trend Information

It is important to note that historical patterns of expenditures cannot be taken as an indication of future expenditures. The amount and timing of expenditures and availability of capital resources vary substantially from period to period, depending on the level of development activity being undertaken at any one time and the availability of funding from investors and prospective strategic partners. See discussion in Parts A and B of Item 5: “Operating and Financial Review and Prospects” for a description of the trend information relevant to us. Except as disclosed elsewhere in our annual report, we know of no trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our liquidity or capital resources or that would cause reported financial information not necessarily to be indicative of future operating results or financial conditions.

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Off-Balance Sheet Arrangements

We are not party to any transactions, agreements or other contractual arrangements with unconsolidated entities whereby we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities, or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Future Financings.

Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all. Our plan specifies a minimum amount of $1 million in additional operating capital to operate for the next twelve months. If we are unable to raise $1 million, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. Our long term growth plan calls for a raise $3 to $5 million to fund our growth plans. If we are unable to raise this money, our growth plans will be frustrated. There can be no assurance that this offering will be successful. You may lose your entire investment.

Critical Accounting Policies.

The preparation of financial statements in conformity with U.S. GAAP requires companies to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are subject to an inherent degree of uncertainty, and actual results may differ. Our significant accounting policies are more fully described in Note 1 to our financial statements included elsewhere in this Annual Report. Critical accounting estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances, and are particularly important to the portrayal of our financial position and results of operations. Our estimates are primarily guided by observing the following critical accounting policies.

Recently Issued Accounting Pronouncements

During the years ended December 31, 2020 and 2019 there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

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BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Business Overview

We are creating a mental health data platform that integrates with our proprietary and third-party assessment and therapeutic digital applications. Our product focus is based on two tiers of activities: (1) MegaTeam and Ninja Reflex, our clinically validated digital assessment and rehabilitation software that is engaging for the patient and (2) adaptation of third-party clinically validated digital assessment and rehabilitation software for enhanced patient engagement and data modeling. We intend to provide technology solutions to clinicians, patients, researchers, pharmaceutical companies and payors.

MegaTeam is currently available on the Apple iOS App Store and Google Play.

History

We were incorporated under the laws of the Province of Ontario (specifically under the Business Corporations Act (Ontario)) on October 31, 2011, in the Province of Ontario, Canada, and did business as Behavioural Neurological Applications and Solutions. Effective November 4, 2015, we changed our name to Ehave, Inc.

Our principal office is located at 18851 NE 29th Ave., Suite 700, Aventura, FL 33180 and our telephone number is (954) 233-3511.

On March 22, 2019, we entered into an Asset Purchase Agreement with ZYUS Life Sciences Inc. (“ZYUS”), pursuant to which we sold to ZYUS all of our property and assets, including intellectual property, relating to our business relating to our technology stack, data models, user interface flows, application programming interfaces and all existing builds to the health informatics Ehave Connect platform, which includes but is not limited to the input, tracking and extraction of clinical data, but excluding intellectual property in certain patient outcome reporting applications, clinical games, clinical patient data, facts related to patient assessments and personal property (the “Asset Sale”). The Ehave Connect platform contains components specifically designed to be used by medical patients to efficiently gather and verify patient-reported outcomes and experiences, evaluate treatment progress, enhance patient engagement and improve data modeling.

In connection with the Agreement, ZYUS (i) paid us a total purchase price of CAD $1.2 million (US$895,122) in cash, CAD $260,000 (US$193,943) of which was provided to us upon execution of a non-binding term sheet and CAD $100,000 (US$74,594) of which was provided to us on April 30, 2019, pursuant to an advance, and (ii) issued to us at closing 361,011 common shares of ZYUS (the “Consideration Shares”). ZYUS has a security interest in the Consideration Shares in support of any indemnity claims by ZYUS pursuant to the Agreement until the second anniversary of the closing date.

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COMPLETION OF ACQUISITION AND DISPOSITION OF ASSETS

In December 2020, Ehave, Inc., an Ontario corporation (“Ehave”), Mycotopia Therapies Inc., a Florida corporation and wholly owned subsidiary of Ehave (“MYC”) and 20/20 Global, Inc., a Nevada corporation (“20/20 Global”), and the former officers and directors of 20/20 Global, entered into definitive agreements that provided for: (i) 20/20 Global’s purchase for $350,000 in cash of all of the outstanding stock of MYC from Ehave under a Stock Purchase Agreement, attached hereto as an Exhibit, resulting in MYC becoming a wholly owned subsidiary of 20/20 Global; and (ii) the change of control of 20/20 Global’s board of directors and management under a Change of Control and Funding Agreement. In a related transaction, Ehave agreed to purchase 9,793,754 shares of 20/20 Global common stock, which constitutes approximately 75.77% of the issued and outstanding shares of 20/20 Global’s common stock, for $350,000 in cash, through a Stock Purchase Agreement (“MYC SPA”) with 20/20 Global stockholders Mark D. Williams, Colin Gibson, and The Robert and Joanna Williams Trust. Prior to these transactions, neither 20/20 Global nor its officers and directors had a material relationship with Ehave, MYC, or their respective officers and directors. As a result of these transactions, Ehave now controls the board and management of 20/20 Global.

A closing of the transactions contemplated by the above-described documents was initially scheduled for January 4, 2021, and then delayed by agreement. All of the above transactions were closed on January 19, 2021.

As a result of the MYC SPA, 20/20 Global is adopting MYC’s business plan and MYC became a wholly owned subsidiary of 20/20 Global, through which 20/20 will now conduct operations. MYC is a development-stage enterprise that proposes to develop a business to provide psychedelic-enhanced holistic methodologies to improve mental wellbeing. In the next five years, its business model will focus on the following areas: palliative care, depression, and anxiety.

APPOINTMENT OF CERTAIN OFFICERS AND DIRECTORS FOR SUBSIDIARY

Under the Change of Control and Funding Agreement (each, attached hereto), the current directors and officers of 20/20 Global resigned and were replaced by designees of Ehave. Specifically, Mark D. Williams and Colin Gibson resigned as officers and directors, and Benjamin Kaplan and Mark Croskery were appointed to serve as replacement directors for 20/20 Global. The agreements also provided for Mr. Kaplan, the CEO of Ehave to serve as president and secretary of 20/20 Global.

Entry into a Material Agreement

On July 2, 2021, the Company entered into a Research Project Agreement with The University of Melbourne to gather data and bio-markers to target Hallucinogen Persisting Perception Disorder (“HPPD”). HPPD is characterized by prolonged or reoccurring perceptual symptoms, reminiscent of acute hallucinogen effects. It may also result in panic attacks and depression.

The study is expected to last 12 months and will be composed of three stages:

The first stage of the study will identify a battery of visual tasks to cover a broad assessment of optical processing. The entirety of the test should take 30–45 min and include key questionnaires, which would include HPPD symptoms, as well as any anxiety, depression, or other mental health issues. Next, a web-based open-source protocol will be configured that would enable participants to access and complete the test remotely. Ethics applications will be submitted to enable the recruitment and testing of approximately 100 participants with HPPD and 100 controls.

In the second stage the study will be relaunched for a larger participant sample and monitored for compliance issues. Approximately 1,000 participants with HPPD and 1,000 controls will be recruited and tested by sending them the necessary test kits for genetic sample collection. Some of the individuals that participated in Phase 1 might be retested. After obtaining and analyzing 200 participant genetic samples, a written publishable report will be prepared for submission in an academic journal.

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Stage three would be explicitly commercially motivated and involve further development and launch of a finalized web-based test platform. Testing may continue to increase the size of the large international cohort of people with HPPD, with the intent of collecting this data to serve as a comparison base for any future use as a clinical diagnostic or symptom tracker. Stage 3 may also involve a larger-scale genetic study with a view to commercializing a genetic test for HPPD susceptibility. This data could be submitted for publication as a demonstration of the utility of the platform, but the publishing of any reports or data would be at the discretion of any companies or individuals funding the work.

The Study Fee will be AUD 273,904 payable to the University of Melbourne. The initial payment of AUD 114,827 has been made by the Company commencing the study. A second payment is due upon commencement of Stage 2.

On August 20, 2021, Ehave, Inc. (the “Company”) entered into a letter of intent to acquire 100% of Tennessine Software, a Dubai company, who at closing, will be the owner of 100% of the assets of Moksha Digital Software Pvt. Ltd., a company organized under the laws of India. Moksha’s principal products are CurieRIS (Radiology Information System) and CuriePACS (Picture Archiving and Communication System). CurieRIS and CuriePACS is currently serving multiple hospitals and diagnostic centers across the globe. CuriePACS has received 510(k) clearance from the US Food and Drug Administration (“FDA”).

Pursuant to the letter of intent the Company will purchase Tennessine for a new class of preferred stock with a face value of $20,000,000 with the ability to earn an additional $14,000,000 of the new preferred upon reaching certain milestones. The Company has also committed to providing financing of up to $10,000,000 for Tennessine’s expansion and operations. The new preferred will be convertible into the common stock of the Company at a price equal to 90% of the average of the closing prices for the 5 (five) trading days preceding the request to convert.

Share Consolidation

At the special meeting of our shareholders held on May 6, 2019, our shareholders approved a resolution authorizing the amendment of our articles to consolidate our issued and outstanding common shares in up to three consecutive share consolidations to occur at any time as determined by our board of directors, within one calendar year of the date of the special meeting, provided that the first consolidation, the second consolidation, and the third consolidation shall collectively effect a consolidation on a basis of between (i) two pre-consolidation shares to one post-consolidation share, and (ii) 200 pre-consolidation shares to one post-consolidation share. On May 13, 2019, we determined a share consolidation ratio of 100 pre-consolidation shares to one post-consolidation share, which was effective as of May 29, 2019.

MegaTeam and Ninja Reflex Digital Assessment and Rehabilitation Applications

Our MegaTeam and Ninja Reflex assessment and rehabilitation products are built on established methodologies for the measurement of cognitive abilities in populations with attention deficit and hyperactivity disorder, or ADHD. Methodologies commonly used today involve repetitive performance of tasks using digital interface. These tasks are repeatedly administered to the patient in order to obtain accurate measures. Many of the assessments used today had been developed using programming methodologies whereby the task is simply exhibited on screen and the patient is instructed to respond to stimuli. Our research has found that patients, in particular those with symptoms of ADHD, have difficulty completing the necessary regiment of tasks due to lack of engagement. Additionally, these tasks are often administered in a clinical setting, often resulting in the patient and their accompanying parent or guardian staying in clinical settings for an extended time. Our products have been developed to address these primary concerns as well as to enable a breadth of cognitive tasks to be assessed and an individualized cognitive rehabilitation program to be administered remotely.

The MegaTeam and NinjaReflex applications involve the imbedding of cognitive assessment and rehabilitation tasks within an engaging video game environment. MegaTeam and NinjaReflex were designed and programmed with the intention of providing comparable engagement to video game play. In the design, narrative and programming of our MegaTeam and NinjaReflex games, we utilize experts in children’s digital content and programming. Our tools have been developed on Unity, a common game development platform that can be used on most fixed and mobile devices, enabling the expansion of narrative and the adaptation of new character and game environments to maintain long-term engagement of product differentiation. The underlying cognitive tools and data remain unchanged as the “skin” is adapted for future versions and client profiles. A significant part of the MegaTeam and NinjaReflex development involved assessing user engagement and consultation on characters, narrative and graphic design.

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MegaTeam and NinjaReflex applications have been designed for deployment on multiple digital interfaces including PC, Mac, Android and iOS systems. Our applications may be used in a clinic or a patient’s home or remotely, provided there is an adequate data connection.

Based on feedback from users and clinical psychologists regarding strong user engagement of our MegaTeam and NinjaReflex products, we believe that our products have a strong capacity for training compliance.

Developed MegaTeam and NinjaReflex products include: (1) Stop Signal Reaction Time Assessment (2) N Back Assessment (3) Inhibitory Control Rehabilitation (4) and Working Memory Rehabilitation. We are planning the development of a broader suite of cognitive tasks and rehabilitation mechanisms in order to increase the addressable mental health indications.

Business Strategy

Ehave, Inc. is a provider of digital therapeutics delivering evidence-based therapeutic interventions to patients. Our primary focus is on improving the standard care in therapeutics to prevent or treat brain disorders or diseases through the use of digital therapeutics, psychedelics, independently or together, with medications, devices, and other therapies to optimize patient care and health outcomes meeting privacy and HIPAA & GDPR Compliant. Our main product is the Ehave Dashboard which is a mental health informatics platform that allows clinicians to make objective and intelligent decisions through data insight using Blockchain technology. The Ehave dashboard offers Offline Encrypted Digital Records Empowering Healthcare providers and patients and it’s a powerful machine learning and artificial intelligence platform using artificial intelligence to extract deep insights from audio, video and text to improve research with a growing set of advanced tools and applications developed by Ehave and its leading partners. This empowers patients, healthcare providers, and payers to address a wide range of conditions through high quality, safe, and effective data-driven involvement with intelligent and accessible tools.

Our business strategy is to develop and MegaTeam and Ninja Reflex in an effective and timely manner and gain access to additional technologies at a time and in a manner that we believe is best for our development. We intend to achieve our business strategy by focusing on these key areas:

●	Development of the Ehave Dashboard, an extensible platform upon which powerful, condition-specific applications can be designed, built, clinically validated, and deployed

●	expanding MegaTeam and Ninja Reflex with additional game titles, and participate in further clinical studies with Hospital for Sick Children on the CHILD-BRIGHT network, which is a Canadian research network that aims to improve the lives of children with brain-based development disabilities we are a partner to and provider of in-kind services and support);

●	forming strategic alliances with publishers of psychological assessments, at a time and in a manner where such alliances may complement and expand our research and development efforts on the product and provide sales and marketing capabilities;

●	developing relationships with pharmaceutical and insurance companies that could be instrumental in deploying our technology to drug development and treatment monitoring; and

●	developing relationships with companies that could be instrumental in assisting us to access other innovative therapeutics.

●	develop a Multi-Tier Global Partnership with MyLifeID that will allow individuals to carry their health and mental health records with them at all times. This partnership allows individuals to store their health and mental health history on the MyLifeID Pocket Cloud™, which will be able to be accessed by medical providers through Ehave’s dashboard.

●	plans to utilize its mental health informatics platform to optimize patient care and health outcomes in conjunction with Psilocybin therapy for mental health. Ehave plans to advance Psilocybin therapy research and commercialization through its wholly-owned subsidiary, Mycotopia Therapy.

Our business strategy is based on attaining a number of commercial objectives, which, in turn, are supported by a number of product development goals. Our product development presently being conducted is primarily of a research and development nature.

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Market

We anticipate that the principal markets in which our products will compete will initially include North America. Thereafter, we hope to expand our markets to Europe and Asia. Currently our products are being deployed in Canada.

Mental healthcare, including its assessment and treatment, is a significant market. Forty-four million adults in the United States are estimated to experience mental illness per year, which is 20% of the population. The size of the U.S. mental health treatment market is $113 billion, and the size of private insurance spending on mental health is $32 billion. The size of the cognitive assessment market world-wide is over $2.4 billion. (Source: Mental Health America - State of Mental Health Report, 2016; SAMSHA Spending Estimates Project, 2010; MarketsandMarkets, 2015).

ADHD is a common affliction with worldwide prevalence estimated at approximately 7% (Source: “Prevalence of Attention-Deficit/Hyperactivity Disorder: A Systematic Review and Meta-analysis”, Rae Thomas, Sharon Sanders, Jenny Doust, Elaine Beller, Paul Glasziou, Pediatrics Feb 2015, peds.2014-3482; DOI: 10.1542/peds.2014-3482). ADHD symptoms typically start or are first noticed in preschool age children (“Prevalence of Attention-Deficit/Hyperactivity Disorder: A Systematic Review and Meta-analysis”, Rae Thomas, Sharon Sanders, Jenny Doust, Elaine Beller, Paul Glasziou, Pediatrics Feb 2015, peds.2014-3482; DOI: 10.1542/peds.2014-3482). While symptoms may decline with age, ADHD symptoms and impairments can persist into adolescence and adulthood (Source: “A lifetime of attention-deficit/hyperactivity disorder: diagnostic challenges, treatment and neurobiological mechanism”, Julia Geissler and Klaus-Peter Lesch, Expert Review Of Neurotherapeutics Vol. 11 , Iss. 10,2011).

Competition

For our MegaTeam and Ninja Reflex game applications, we are aware of a few competitors, including Akili Ineractive, Attentiv, Myndlift and C8Sciences. Many of these companies are currently conducting clinical trials. Our strategy for game development starts from using known proven clinical measures rather than creating new measures, and we believe that the advantage of this methodology is that broad normative data does not need to be established and the barrier to clinical adoption may be lower with known measures that clinicians are already comfortable with.

Product Differentiation

We strive to provide the best tools and resources for today’s populations suffering from mental illness. Many of the incumbent products have been developed and validated in their academic forms, which, we believe, lack appeal for today’s clients and practitioners. We believe there is a demand for real time, data-rich digital tools that enable individual treatment and ongoing monitoring, while a significant portion of the existing market for cognitive assessment and therapy relies upon paper-based tools and checklists that have little or no connected monitoring capacity or real-time progress reporting. As such, we seek to develop products with the following key features: (1) user engagement, (2) data richness, (3) clinically validated, and (4) multi-screen and mobile deployment.

Our assessment products are derived from designs and methods clinically studied. Our plans include the study of our derived products and cognitive rehabilitation software through clinical studies led by hospitals. These studies include multiple phases from pilot studies through affected population studies and allow the measurement, using various criteria and techniques, of the effect of our cognitive rehabilitation program on target populations.

Marketing

Our marketing channels consist of direct sales and leveraging partners for market outreach. Our current strategy is for direct sales to publishing partners, medical device partners and pharmaceutical companies. Through these partnerships, we gain access to clinicians and the patients they serve.

We also engage a public relations firm to help reach media outlets.

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Regulatory Requirements

Our future business operations and activities in the U.S. may be directly or indirectly subject to subject to certain federal and state laws relating to the privacy and security of health information, and state and federal laws designed to guard against healthcare fraud and abuse, including, but not limited to, those described below.

●	HIPAA, as amended by HITECH, established comprehensive requirements related to the privacy, security, and transmission of individually identifiable health information. It governs patient privacy practices of healthcare providers, health plans, and healthcare clearinghouses (or “covered entities”), as well as their respective business associates to the extent that they perform services for or on behalf of the covered entities that involve the use or disclosure of protected health information. HIPAA also mandates notification in the event of a breach and regulates standardization of data content, codes and formats used in healthcare transactions. Covered entities and business associates may be subject to significant civil and criminal penalties, as well as enforcement by state attorneys general, for violations of HIPAA or its implementing regulations.

●	HIPAA also imposes federal criminal and civil liability for knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters.

●	The federal Anti-Kickback Statute which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order, or recommendation of, an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs.

●	The federal Civil False Claims Act imposes liability on any person or entity, which, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. The “qui tam” or “whistleblower” provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government, alleging that the defendant has submitted a false claim to the federal government, and to share in any monetary recovery.

●	The federal Civil Monetary Penalties Law prohibits, among other things, the offering or transfer of remuneration to a Medicare or state health care program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies.

●	Analogous state fraud and abuse laws and regulations, such as state anti-kickback and false claims laws, may apply to items or services reimbursed under Medicaid, other state programs, or, in some states, private third-party payors. In addition, many U.S. states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many states have adopted or are considering adopting further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. These state laws, which may be even more stringent than the HIPAA requirements, many of which differ from each other in significant ways and are often not preempted by the federal requirements.

FDA’s Medical Device Regulation

The FDA has broad authority over the regulation of medical devices marketed for sale in the United States. The FDA regulates the research, clinical testing, manufacturing, safety, labeling, storage, recordkeeping, premarket clearance or approval, promotion, distribution and production of medical devices. The FDA also regulates the export of medical devices manufactured in the United States to international markets.

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Under the Food, Drug, and Cosmetic Act, or FDCA, the FDA classifies medical devices into one of three classes: Class 1, Class 2 or Class 3. Medical devices deemed to pose lower risk are placed into either Class 1 or Class 2.

Class 1 medical devices are deemed to pose the lowest risk to the patient. Accordingly, Class 1 medical devices are subject to the lowest degree of regulatory scrutiny and need only comply with the FDA’s General Controls. The General Controls include compliance with the registration, listing, adverse event reporting requirements, and applicable portions of the Quality Systems Regulation, or QSR, as well as the general misbranding and adulteration prohibitions. Unless specifically exempted in the regulations, general controls require a company that intends to market a Class 1 medical device, like us, to gain clearance for marketing through the 510(k) process. Many Class 1 medical devices, however, are exempt from 510(k) clearance because the level of risk is low.

Class 2 medical devices are considered higher risk devices than Class I medical devices. Class 2 medical devices are subject to General Controls as well as additional Special Controls. Special Controls may include labeling requirements, mandatory performance standards, and post market surveillance. Generally, companies that intend to market Class 2 medical devices, like us, must comply with applicable regulations and submit a 510(k) premarket submission for review to receive clearance to list and market their medical devices. The 510(k) must establish substantial equivalence to a predicate medical device. Some Class 2 medical devices are exempt from filing a 510(k) but in some instances, Class II medical devices may be required to file a Premarket Approval, or PMA, application.

Medical devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared medical device, are classified as Class 3 medical devices and require a PMA before commercialization.

All medical device manufacturers must register their establishments with the FDA; such registrations require the payment of user fees. In addition, both 510(k) premarket submissions and PMA applications are subject to the payment of user fees, paid at the time of submission for FDA review.

The use of forms and tools for the measurement and assessment of behavioral and cognitive abilities are considered computerized cognitive assessment aids by the FDA. The FDA currently classifies such products as Class II medical devices. Currently we are engaging in clinical trials of Ehave MegaTeam games outside of the United States. Such clinical trials are being performed to prove efficacy and may have supporting evidence in the event that we filed an marketing application in the United States and the FDA requires this data before we are able to market, advertise or sell our Ehave MegaTeam games in the United States.

510(k) Clearance Pathway

If required to obtain 510(k) clearance for our Ehave MegaTeam games or any other computerized cognitive assessment aid products in the future, such products may be classified as medical devices and we would may be required to submit a premarket notification demonstrating that the proposed medical device is substantially equivalent to a previously cleared 510(k) device. FDA’s 510(k) clearance pathway usually takes from three to twelve months. On average the review time is approximately six months, but it can take significantly longer than twelve months in some instances, as the FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence.

After a medical device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, will require a new 510(k) clearance or, depending on the modification, require a PMA. The FDA requires each manufacturer to determine whether the proposed change requires submission of a new 510(k) notice, or a premarket approval, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or premarket approval is obtained. If the FDA requires us to seek 510(k) clearance or premarket approval for any modifications to a previously cleared product, we may be required to cease marketing or recall the modified device until we obtain this clearance or approval. Also, in these circumstances, we may be subject to significant regulatory fines or penalties. We have made and plan to continue to make additional product enhancements to products that we believe do not require new 510(k) clearances, but we cannot guarantee that the future enhancements, should they occur, will be exempt from new 510(k) clearances.

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De Novo Reclassification

If we decide to market, advertise or sell our Ehave MegaTeam games or any other any other computerized cognitive assessment aid products in the future, such products may not have a suitable predicate medical device to be cleared as a 510(k) medical device. If the FDA finds that there is no suitable predicate medical device, it will automatically be considered our Ehave MegaTeam games or any other computerized cognitive assessment aid products that we apply for clearance to market, advertise or sell in the future a Class III medical device. However, in instances where a medical device is novel and there is no suitable predicate device, but that medical device is deemed to be of low to moderate risk, the FDA may reclassify the device to Class I or Class II via de novo reclassification petition pathway. This process involves the submission of a de novo reclassification petition, and the FDA’s acceptance that “special controls” are adequate to ensure the product’s performance and safety.

The FDA now allows de novo reclassification petitions, a mechanism by which a sponsor can directly submit a detailed de novo reclassification petition as the device’s initial submission without having to first receive a not substantially equivalent, or NSE, decision on a 510(k) submission. Historically, the de novo reclassification pathway typically would take at least 9 to 12 months from filing to clearance. Since the enactment of the 21st Century Cures Act, de novo classification petitions may be submitted to the FDA at any time and does not require a FDA finding of not substantially equivalent to a 510(k) application before the petition is made. FDA must respond to any de novo classification requests within 120 days of a completed petition.

In the future, we may decide to submit a de novo reclassification petition for our Ehave MegaTeam games or any other computerized cognitive assessment aid products that we may develop. To support a de novo reclassification petition, our objective would be to demonstrate that the proposed medical device poses a low to moderate risk to patients. If the FDA determines that such a product is not a candidate for de novo reclassification, it will require approval of the device for market through the PMA application process.

Alternatively, if we seek 510(k) clearance and our medical device is found not substantially equivalent, or NSE, the FDA will consider a de novo petition if our proposed medical device has been determined to be NSE due to: (1) the lack of an identifiable predicate medical device, (2) a new intended use, or (3) different technological characteristics to a predicate device that raise different questions of safety and effectiveness. The de novo classification request should include a description of the medical device, labeling for the device, reasons for the recommended classification and information to support the recommendation. Should the FDA believe our proposed medical device’s general controls or general and special controls provides reasonable assurance of safety and effectiveness, the FDA may classify our medical device as a Class II medical device. If the FDA classifies the device into Class II, we will then receive an approval order to market the device. This device type can then be used as a predicate device for future 510(k) submissions. However, if the FDA subsequently determines that the device will remain in the Class III category, then we may not be marketed until we have obtained a PMA.

Premarket Approval Pathway

A PMA application must be submitted if a medical device cannot be cleared through the 510(k) process or by de novo reclassification petition. The PMA application process is generally more costly and time consuming than the 510(k) process. A PMA application must be supported by extensive data including, but not limited to, analytical, preclinical, clinical trials, manufacturing, statutory preapproval inspections, and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the medical device for its intended use.

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After a PMA application is sufficiently complete, the FDA will accept the application and begin an in-depth review of the submitted information. By statute, the FDA has 180 days to review the “accepted application,” although, generally, review of the application can take between one and three years, but it may take significantly longer. During this review period, the FDA may request additional information or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the medical device. The preapproval inspections conducted by the FDA include an evaluation of the manufacturing facility to ensure compliance with the QSR, as well as inspections of the clinical trial sites by the Bioresearch Monitoring group to evaluate compliance with good clinical practice and human subject protections. New premarket approval applications or premarket approval application supplements are required for modifications that affect the safety or effectiveness of the medical device, including, for example, certain types of modifications to the medical device’s indication for use, manufacturing process, labeling and design. Significant changes to an approved PMA require a 180-day supplement, whereas less substantive changes may utilize a 30-day notice, or the 135-day supplement. PMA supplements often require submission of the same type of information as a PMA application, except that the supplement is limited to information needed to support any changes from the medical device covered by the original PMA application, and may not require as extensive clinical data or the convening of an advisory panel. None of our products are currently approved under a premarket approval and we do not believe that we will ever have a product that requires a PMA.

Clinical Trials

Clinical trials are almost always required to support a PMA application or de novo reclassification petition and are sometimes required for a 510(k) premarket notification. If we decide to market, advertise or sell our Ehave MegaTeam and NinjaReflex games or any other any other computerized cognitive assessment aid products that we may develop in the future, and if the FDA believes that such product presents a potential “significant risk” to health, safety, or the welfare of a human subject, the FDA may require us to collect safety and effectiveness data on human subjects regardless of our device’s classification. If we are required to collect data on human subjects, the FDA will require us to file an application for an Investigational Device Exemption, or IDE with the FDA and obtain IDE approval prior to commencing the human clinical trials. The IDE application must be supported by appropriate pre-clinical data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA for a specified number of patients, unless the product is deemed a “non-significant risk” device and eligible for more abbreviated investigational device exemption requirements. Clinical trials for a significant risk device may begin once the IDE application is approved by the FDA and the appropriate institutional review boards at the clinical trial sites. Future clinical trials of our motion preservation designs will require that we obtain an IDE from the FDA prior to commencing clinical trials and that the trial be conducted under the oversight of an institutional review board at the clinical trial site. Our clinical trials must be conducted in accordance with FDA regulations and other federal and state regulations concerning human subject protection, including informed consent and healthcare privacy. A clinical trial may be suspended by the FDA or the IRB at any time for various reasons, including a belief that the risks to the study participants outweigh the benefits of participation in the study. Even if a study is completed, the results of our clinical trials may not demonstrate the safety and efficacy of the medical device, or may be equivocal or otherwise not be sufficient to obtain approval of our Ehave MegaTeam and NinjaReflex game or any other computerized cognitive assessment aid products that we may develop in the future. At this time, we do not plan on marketing, advertising or selling our Ehave MegaTeam and NinjaReflex games or any other computerized cognitive assessment aid products in the United States and therefore, do not anticipate performing clinical trials in the United States.

Patents and Trade Secrets

The patent positions and proprietary rights of pharmaceutical and biotechnology firms, including us, are generally uncertain and involve complex legal and factual questions. We believe there will continue to be significant litigation in the industry regarding patent and other intellectual property rights.

We have not registered any patents in respect of Megateam and NinjaReflex; however we maintain our proprietary server architecture and mobile applications as trade secrets. We have registered the trade name “Ehave, Inc.” and own the domain “ehave.com.”

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We rely on unpatented trade secrets and improvements, unpatented know-how and continuing technological innovation to develop and maintain our competitive position. No assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to our trade secrets or disclose such technology, or that we can meaningfully protect our rights to our unpatented trade secrets.

We require our employees and consultants to execute confidentiality agreements upon the commencement of employment and consulting relationships with us. These agreements provide that all confidential information developed by or made known to an individual during the course of the employment or consulting relationship generally must be kept confidential. In the case of employees, the agreements provide that all inventions conceived by the individual, while employed by us, relating to our business are our exclusive property. While we have implemented reasonable business measurements to protect confidential information, these agreements may not provide meaningful protection for our trade secrets in the event of unauthorized use or disclosure of such information.

Seasonality of Business

Our results of operations have not been materially impacted by seasonality.

Property

We currently reimburse our CEO for office space that he has under lease. Our lease expense is $2,500 per month. We do not own or lease any other office space, manufacturing facilities or equipment and do not have any current plans to construct or acquire any facilities.

Employees

Our CEO is our only full-time employee.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position with the Company	Director of the Company Since
Ben Kaplan	51	President, Chief Executive Officer	June 24, 2019
Jay Cardwell	61	Chief Financial Officer	October 1, 2020
Binyomin Posen	28	Chairman of the Board, Director	August 21, 2018
Zeke Kaplan	35	Director	August 21, 2018

The business address of our officers and directors is c/o Ehave, Inc., 18851 NE 29th Ave, Suite 700, Aventura, FL 33180.

Our directors are elected for a term of one year and serve until such director’s successor is duly elected and qualified. Our executive officer serves at the pleasure of the Board of Directors. None of our directors have any family relationships with any of our other directors or executive officer.

Certain of our directors are associated with other companies, which may give rise to conflicts of interest. In accordance with the Business Corporations Act (Ontario), directors who have a material interest in any person who is a party to a material contract or a proposed material contract with us are required, subject to certain exceptions, to disclose that interest and abstain from voting on any resolution to approve that contract. In addition, the directors are required to act honestly and in good faith with a view to the best interests of Ehave Inc.

We are not aware of any arrangement or understanding with major shareholders, customers, suppliers or others, pursuant to which any person referred to above was selected as a director or officer.

Biographies

Benjamin Kaplan, CEO

Mr. Kaplan has served as the CEO of Ehave for the past 16 months and on the board since June 2020 as Chairman. Ben has been an entrepreneur working for over 20 years in the financial sector, beginning in New York City. He is an investor in many companies both public and private, with a focus on international growth and potential for a global presence. In 2014, Ben was a Founding member of Kaya Jamaica Inc. the largest cannabis company in the Caribbean (GROWKAYA.com). Ben sits on the Board of Kaya.

In 2014, Ben invested in Surna (OTCQB: SRNA), a global HVAC company that provides engineering and build outs high technology facilities. In 2015 Ben made an investment in Kalytera (TSX: KALY), a botanical-based Pharma company out of Israel carrying on research towards curing various illnesses and with Phase 2 trials for a cure for GVHD (graft versus host disease). In 2014 Ben invested Surna (OTCQB: SRNA), a global HVAC company that provides engineering and build outs high technology facilities. In 2015 Ben made an investment in Kalytera (TSX: KALY), a botanical-based Pharma company out of Israel carrying on research towards curing various illnesses and with Phase 2 trials for a cure for GVHD (graft versus host disease). In 2018 Ben, with a group of investors, acquired a 30,000 strong sales force in over 20 countries as part of the acquisition of Stemtech.com out of bankruptcy. Ben sits on the board of Stemtech.

Binyomin Posen, Chairman of the Board, Director

Mr. Posen is a businessperson who has been the head of 10 different companies. Currently, Mr. Posen is Chairman of ehave, Inc., Director, Chief Executive & Financial Officer of Prominex Resource Corp., Director, Chief Executive & Financial Officer at Jiminex, Inc., Director, Chief Executive & Financial Officer at Shane Resources Ltd., Director, Chief Executive & Financial Officer for Sniper Resources Ltd., President, CEO, CFO, Secretary & Director at Agau Resources, Inc., Chief Executive Officer, CFO & Director at Academy Explorations Ltd., Director, Chief Executive & Financial Officer of Hinterland Metals, Inc. and President at 2778533 Ontario, Inc.

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Jay Cardwell, CFO

James Cardwell has more than 37 years of experience in, among other things, U.S. Securities and Exchange Commission (“SEC”) reporting and compliance, financial reporting and tax research and compliance. Since July 2015, Mr. Cardwell has served as Chief Operating Officer and Tax Director of The CFO Squad LLC, a company which provides chief financial officer support services including, but not limited to, pre-audit services, SEC and tax compliance and financial reporting services to both international and domestic private and public companies with a concentration in the healthcare industry. From June 2019 until October 2020, Mr. Cardwell served as interim Chief Financial Officer of NanoVibronix, Inc. From June 2019 until October 2020, Mr. Cardwell served as interim Chief Financial Officer of Esports Entertainment Group, Inc. From August 2018 until December 2018, Mr. Cardwell served as interim Chief Financial Officer of Newgioco Group, Inc. From January 2018 until May 2018, Mr. Cardwell served as interim Chief Financial Officer of VerifyMe, Inc. Since March 2021, has served as the CFO for Artemis Acquisition Corp. Mr. Cardwell graduated from Illinois State University with a Bachelor of Science degree in accounting. Upon graduation, Mr. Cardwell began his career at Arthur Andersen & Co and served as Senior Tax Consultant. For over 30 years, Mr. Cardwell served in various capacities for public and private companies Mr. Cardwell is a certified public accountant in the State of New York.

Zeke Kaplan, Director

Mr. Kaplan is a entrepreneur based out of Toronto Canada. Focused primarily in the construction and real estate industries, Zeke leads a full service construction company, ZZ Contracting, and was awarded Design Lines Top 3 Projects of 2019. His work has been featured in Dwell, Azure, Toronto Life, the Globe and Mail, Architonic, and his YouTube feature has over 1M views. He has also built a sizeable real estate portfolio focused on income generating properties. In addition to sitting on the Board of Ehave, Zeke has been very active in the startup space primarily in the e-commerce, construction, cannabis, and psychedelic industries, respectively. Zeke graduated from McGill University with a First Class Honors B.A.and was the associate editor of Cannons during his time there.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

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4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee

Our audit committee consists of Mr. Posen and Mr. Kaplan. Our Board has determined that Mr. Posen is an audit committee financial expert. Mr. Posen is independent either under the Rule 5605(d)(2) of the NASDAQ Capital Market and Rule 10A-3 of the Exchange Act. The audit committee ensures that the Company’s management has designed and implemented an effective system of internal financial controls, assesses the integrity of the financial statements and related financial disclosure of the Company, and reviews the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information. The audit committee also reports to the board of directors with respect to such matters and recommends the selection of independent auditors. Additionally, the committee monitors and reports on the independence and performance of the Company’s independent auditors.

Code of Ethics

Our board of directors has adopted a Code of Conduct for all Company personnel, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of this Code of Conduct may be found on our website at http://www.ehave.com.

There were no amendments to our Code of Conduct during the fiscal year ended December 31, 2020. We did not grant any waivers to the provisions of our Code of Conduct during the fiscal year ended December 31, 2020.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officers paid by us during the years ended December 31, 2020 and 2019.

SUMMARY COMPENSATION TABLE

Directors

In the year ended December 31, 2020, each director who was not an officer was awarded 387,597 shares of the Company’s common stock. In the year ended December 31, 2019, each director who was not an officer was not paid a fee or other compensation related to their directorship.

Officers

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to our officers in 2020. Our officers are paid fees in Canadian dollars. These amounts are presented in U.S. dollars and have been converted at the average rate of exchange for 2019 (US$1.00 = $1.326CDN).

Name and principal position	Year	Salary $	Share- based awards $	Option- based awards $ (1)	Bonus $	All other compensation $	Total compensation $
Benjamin Kaplan, CEO	2020	180,000	1,874,963	720,695	-	-	2,775,658
	2019	90,000	-	-	-	-	90,000
Jay Cardwell	2020	4,500	-	-	-	-	4,500
	2019	-	-	-	-	-	-
Prateek Dwivedi	2020	-	-	-	-	-	-
Former Chief Executive Officer (2)	2019	122,484	2,494,425	-	-	-	2,616,909

David Goyette	2020	-	-	-	-	-	-
Former Chief Technology Officer	2019	100,500	501,036	19,8712	38,579	-	302,700

Notes:

(1)	The value of share and option based awards are based on the grant date assumptions as disclosed in Note 9 “Stock Based Compensation” in the Company’s 2020 audited financial statements.

(2)	Mr. Dwivedi was serving as President and Chief Executive Officer of the Company in 2018 and 2019 until he resigned all positions with the Company on May 31, 2019 and Mr. Kaplan was appointed as CEO on June 24, 2019.

Narrative Disclosure to Summary Compensation Table

We have entered into a consulting agreement with the following Executive Officers (each an “Consulting Agreement”). Pursuant to the terms of the Consulting Agreements, the salary for the year 2020 and 2019 are:

Name and principal position	Year	Salary $(1)
Mr. Benjamin Kaplan, Chief Executive Officer	2020	180,000
	2019	90,000
Jay Cardwell Chief Financial Officer	2020	18,000

(1)	Mr. Kaplan’s salary has been accrued and not paid during 2019.

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Consulting Agreement with the CEO (Benjamin Kaplan)

The Company and Mr. Kaplan entered into a CEO Consulting Agreement for a period of 24 months and sets Mr. Kaplan’s first year cash compensation at $15,000 per month, grants Mr. Kaplan a number of common shares equal to 5% of the issued and outstanding shares as at the contract date, and up to an additional 10% of equity upon a “significant transaction” as defined in the Agreement. This summary is limited by and is subject to the terms of the Agreement that is attached hereto as an Exhibit.

On June 24, 2019, the Company entered into an Executive Consulting Agreement (Agreement) with Benjamin Kaplan (BK) to serve as the Company’s CEO for an initial term of 24 months. In addition to the monthly consulting fee, the Agreement provides for a one month ‘termination fee’ if the Agreement is terminated without cause.

On June 29, 2019, the Company and BK amended the Agreement as follows:

BK was granted a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the issued and outstanding common shares, on a fully diluted basis. The Warrant was issued on April 16, 2020, has an exercise price of $0.01 USD per share and shall expire April 16, 2022.

Upon the closing of a Significant Transaction (defined as the closing of financing for at least $500,000 or the closing of an acquisition with a valuation (determined by the value of the consideration paid by the Company) of not less than $1,000,000 USD), BK would be granted a number of shares equal to 5% of the issued and outstanding common shares, on a fully diluted basis including such shares to be issued or that could be issued pursuant to the transaction on the closing date of such Significant Transaction. This stock grant can be earned by BK for each Significant Transaction closed during the term of the Agreement.

On January 1, 2021, the Company and Mr. Kaplan entered into a CEO Consulting Agreement for a period of 36 months and sets Mr. Kaplan’s first year cash compensation at $24,000 per month, grants Mr. Kaplan a number of common shares equal to 5% of the issued and outstanding shares as at the contract date, and up to an additional 10% of equity upon a “significant transaction” as defined in the Agreement. This summary is limited by and is subject to the terms of the Agreement that is attached hereto as an Exhibit.

Option Plan

Our Equity Incentive Plan, as amended (“Equity Plan”) sets the maximum number of common shares which may be issued pursuant to the Equity Plan at the lesser of 10,000,000 or 10% of the number of issued and outstanding common shares of the Company.

The Equity Plan authorizes the board of directors of the Company or a committee of the board of directors to issue options to directors, officers, employees and consultants of the Company.

The purpose of the SOP is to provide consultants, officers, directors and employees with a proprietary interest in the Company in order to: (i) increase the interest in the Company’s welfare of those individuals who share primary responsibility for the management, growth and protection of the business of the Company; (ii) furnish an incentive to such individuals to continue providing their services to the Company and its subsidiaries; and (iii) provide a means through which the Company and its subsidiaries may attract qualified persons to engage as consultants, officers, directors and employees.

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Board Practices

Our directors are elected by the shareholders at each Annual General Meeting (or Annual Special Meeting) and typically hold office until the next meeting, at which time they may be re-elected or replaced. Casual vacancies on the board are filled by the remaining directors and the persons filling those vacancies hold office until the next Annual General Meeting (or Annual Special Meeting), at which time they may be re-elected or replaced. Our officers are appointed by the Board of Directors and hold office indefinitely at the pleasure of the Board of Directors.

Directors’ Contracts

We receive a director’s consent from each of the independent directors upon their acceptance of their director’s position.

We do not have any contracts with any of its directors which provide for benefits upon the termination of employment.

Compensation Committee

Our compensation committee consists of two outside, independent directors under Canadian law: Mr. Kaplan and Mr. Posen. Mr. Kaplan serves as chairman of the compensation committee. The members of the compensation committee have not been officers of the company. Our compensation committee is responsible for making recommendations to the board of directors regarding compensation terms for our officers and directors and for determining salaries and incentive compensation for our executive officers and incentive compensation for our other employees and consultants.

Compensation of Directors

In the year ended December 31, 2019, each director who was not an officer was not paid a fee or other compensation related to their directorship. In the year ended December 31, 2018, each director who is not a salaried employee of the Company earned a fee of $33,000, which has not been paid. Directors, annually, may elect to take up to 100% of their respective annual retainer in either options or restricted share awards.

Audit Committee

Our audit committee consists of Mr. Posen and Mr. Kaplan. Mr. Posen serves as chairman of the audit committee. The audit committee ensures that the Company’s management has designed and implemented an effective system of internal financial controls, assesses the integrity of the financial statements and related financial disclosure of the Company, and reviews the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information. The audit committee also reports to the board of directors with respect to such matters and recommends the selection of independent auditors. Additionally, the committee monitors and reports on the independence and performance of the Company’s independent auditors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the transactions described below, during the period ending December 31, 2020, we entered into related party transactions as follows:

During the period ended December 31, 2020, the Company issued two convertible promissory notes to a related party for the principal amount of $256,520, in the aggregate, including $23,320 of original issue discount and 2,565,200 warrants, in the aggregate, with an exercise price of $0.01 per share. The term of the notes is 18 months and carries an effective interest rate of 8.00%. $178,189 of the note matures on July 17, 2021 and $78,331 matures on July 29, 2021. The convertible promissory note is convertible into shares of common stock at $0.01 per share.

During the year ended December 31, 2020, the Company issued a convertible promissory note to a related party for the principal amount of $11,000, in the aggregate, including $1,000 of original issue discount and 110,000 warrants, in the aggregate, with an exercise price of $0.01 per share. The term of the note is 18 months and carries an effective interest rate of 8.00%. The note matures on May 11, 2022.

On August 4, 2020, the Company issued 775,194 shares of common stock, in the aggregate, to two individuals who are a related party and directors of the Company for services rendered.

On January 1, 2021, the Company entered into an Executive Consulting Agreement with Benjamin Kaplan to serve as the Company’s CEO for an initial term of 36 months. As of September 30, 2021 and December 31, 2020, the Company has accrued $3,882,349 and $2,196,963, respectively, as other payables in relation to the Executive Consulting Agreement. During the 9 months ended ending September 30, 2021, the Company has recorded $4,420,928 as general and administrative expense related to compensation of which $3,443,328 is related to equity incentive compensation.

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PRINCIPAL STOCKHOLDERS

Share Ownership

The following table sets forth certain information as of May 17, 2020, regarding the beneficial ownership of our common shares by each of our directors and all of our executive officers and directors as a group.

	Number of common shares beneficially owned (1)	% of Outstanding common shares (2)
Directors and Executive Officers
Ben Kaplan (3)	18,983,192	18.86%

Binyomin Posen	387,597	0.39%
Zeke Kaplan	387,597	0.39%
All officers and directors as a group (3 persons):	9,705,360	16.52%

Notes:

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares relating to options currently exercisable or exercisable within 60 days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	Based on 83,269,680 shares issued and outstanding as at April 7, 2021.

(3)	Ben Kaplan was appointed CEO on June 24, 2019. He is entitled to a 5% equity interest in the Company as a signing bonus that has not yet been issued. He is also entitled to 5% equity interest on a diluted bases in relation to a significant transaction clause in his consulting agreement.

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Major Shareholders

The following table lists the beneficial ownership of our securities as of April 7, 2020 by each person known by us to be the beneficial owner of 5% or more of the outstanding shares of any class of our securities. As of April 7, 2020, 83,269,680 of our ordinary shares were outstanding. As at April 7, 2020, with the exception of Shareholders disclosed in “Item 6.E Share Ownership”, we are not aware of any shareholder who beneficially owns, directly or indirectly, or exercises control or direction over, our common shares, of more than 5% of the outstanding common shares, except as follows:

	Number of
	Shares	Percentage of
	Beneficially	Shares
Name of Beneficial Owner	Owned	Outstanding
Anthony Heller (1)	10,953,795	13.15%

Sruli Weinreb (3)	10,953,795	13.15%

(1)	Includes 2,986,090 common shares directly held by Plazacorp Investments Limited and 7,967,705 common shares held directly by KW Capital Partners Ltd. Anthony Heller is the sole owner of Plazacorp Investments Limited. Anthony Heller and Sruli Weinreb share voting and dispositive power over shares held by Plazacorp Investments Limited and may be deemed to beneficially own the securities held by Plazacorp Investments Limited. KW Capital Partners Ltd. is wholly-owned by Helmsquire Holdings Limited. Anthony Heller is the sole owner of Helmsquire Holdings Limited. Anthony Heller and Sruli Weinreb share voting and dispositive power over shares held by KW Capital Partners Ltd. and may be deemed to beneficially own the securities held by KW Capital Partners Ltd.

The voting rights of our major shareholders do not differ from the voting rights of holders of our shares who are not major shareholders. Each of the above listed securities entitles the holder to one vote at our company’s shareholder meetings.

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Changes in Percentage Ownership by Major Shareholders

As of April 7, 2021, Plazacorp Investments Limited beneficially owned 2,986,090 common shares or 3.6% of our then outstanding common shares. As of May 26, 2020. Plaxacorp Investments Limited beneficially owned 3,057,442 common shares or 12% of the then issued and outstanding common shares As of April 15, 2019, Plazacorp Investments Limited beneficially owned 286,220,455 (pre-split) common shares, or 11.3%, of our then outstanding common shares.

As of April 7, 2021, Eisenberg Family Foundation does not hold any shares of record. As of May 26, 2020, Eisenberg Family Foundation beneficially owned 1,263,430 common shares, or 4.97%, of our then outstanding common shares. As of April 15, 2019, Eisenberg Family Foundation beneficially owned 130,887,307 (pre-split) common shares, or 12.57%, of our then outstanding common shares. Solomon Eisenberg has sole voting and dispositive power over shares held by Eisenberg Family Foundation.

As of April 7, 2021, KW Capital Partners Ltd beneficially owned 7,967,705 shares or 9.6% of our then outstanding common shares. As of May 26, 2020, KW Capital Partners Ltd beneficially owned 8,687,710 common shares, or 34.2% of our then outstanding common shares. As of April 15, 2019, KW Capital Partners Ltd beneficially owned 868,770,917 (pre-split) common shares, or 34.2% of our then outstanding common shares.

As of April 7, 2021 and May 26, 2020 Wannigan Partners beneficially owned 1,522,606 or 1.8 % and 5.99%, respectively, of our then common shares outstanding. As of April 15, 2019, Wannigan Partners beneficially owned 152,260,580 common shares, or 6.0% of our then outstanding common shares.

Shares Held in the United States

The following table indicates, as of April 7, 2020, the total number of common shares issued and outstanding, the approximate total number of holders of record of common shares, the number of holders of record of common shares with U.S. addresses, the portion of the outstanding common shares held by U.S. holders of record, and the percentage of common shares held by U.S. holders of record. This table does not indicate beneficial ownership of common shares.

Number of
	Total Number of	Number of	Common Shares	Percentage of
Total Number of	Common Shares	US Holders	Held by	Common Shares Held
Holders of	Issued and	of	US Holders of	by US Holders of
Record	Outstanding	Record	Record	Record
56	83,269,680	13	1,337,224	1.6%

Change of Control

As of May 17, 2021, there were no arrangements known to the Company which may, at a subsequent date, result in a change of control of the Company.

Control by Others

To the best of the Company’s knowledge, the Company is not directly or indirectly owned or controlled by another corporation, any foreign government, or any other natural or legal person, severally or jointly.

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DESCRIPTION OF SECURITIES

General

Our common shares are quoted on the Pink Open Market under the symbol “EHVVF.” Our common shares were quoted on the OTCQB Venture Market under the symbol “EHVVF” from November 21, 2016, until they were removed to the Pink Open Market on April 30, 2019, because we were unable to cure our bid price deficiency. Prior to being quoted on the OTCQB Venture Market, there was no established market for our common shares. Our common shares trade and have traded on a limited or sporadic basis and should not be deemed to constitute an established public trading market. Broker-dealers often decline to trade in over-the-counter stocks that are quoted on the Pink Open Market given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common shares by reducing the number of potential investors. This may make it more difficult for investors in our common shares to sell shares to third parties or to otherwise dispose of their shares. This could cause our share price to decline, and there is no assurance that there will be liquidity in our common shares.

In addition, The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Articles of Incorporation

Articles of Incorporation

We are governed by our amended articles of incorporation (the “Articles”) under the Business Corporations Act of Ontario (the “Act”) and by our by-laws (the “By-laws”). Our Articles provide that there are no restrictions on the business we may carry on or on the powers we may exercise. Companies incorporated under the Act are not required to include specific objects or purposes in their articles or by-laws.

Directors

Subject to certain exceptions, including in respect of voting on any resolution to approve a contract that relates primarily to the director’s remuneration, directors may not vote on resolutions to approve a material contract or material transaction if the director is a party to such contract or transaction. The directors are entitled to remuneration as shall from time to time be determined by the Board of Directors with no requirement for a quorum of independent directors. The directors have the ability under the Act to exercise our borrowing power, without authorization of the shareholders. The Act permits shareholders to restrict this authority through a company’s articles or by-laws (or through a unanimous shareholder agreement), but no such restrictions are in place for us. Our Articles and By-laws do not require directors to hold shares for qualification.

Rights, Preferences and Dividends Attaching to Shares

The holders of common shares have the right to receive dividends if and when declared. Each holder of common shares, as of the record date prior to a meeting, is entitled to attend and to cast one vote for each common share held as of such record date at such annual and/or special meeting, including with respect to the election or re-election of directors. Subject to the provisions of our By- laws, all directors may, if still qualified to serve as directors, stand for re-election. The numbers of our Board of Directors are not replaced at staggered intervals but are elected annually.

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On a distribution of assets on a winding-up, dissolution or other return of capital (subject to certain exceptions) the holders of common shares shall have a right to receive their pro rata share of such distribution. There are no sinking fund or redemption provisions in respect of the common shares. Our shareholders have no liability to further capital calls as all shares issued and outstanding are fully paid and non-assessable.

No other classes of shares are currently permitted to be issued.

Action Necessary to Change the Rights of Shareholders

The rights attaching to the different classes of shares may be varied by special resolution passed at a meeting of that class’s shareholders.

Annual and Special Meetings of Shareholders

Under the Act and our By-laws, we are required to mail a Notice of Meeting and Management Information Circular to registered shareholders not less than 21 days and not more than 50 days prior to the date of the meeting. Such materials must be filed concurrently with the applicable securities regulatory authorities in Canada and the US. Subject to certain provisions of the By-laws, a quorum of two or more shareholders in person or represented by proxy holding or representing by proxy not less than five (5%) percent of the total number of issued and outstanding shares enjoying voting rights at such meeting is required to properly constitute a meeting of shareholders. Shareholders and their duly appointed proxies and corporate representatives are entitled to be admitted to our annual and/or special meetings.

Limitations on the Rights to Own Shares

The Articles do not contain any limitations on the rights to own shares. Except as described below, there are currently no limitations imposed by Canadian federal or provincial laws on the rights of non-resident or foreign owners of Canadian securities to hold or vote the securities held. There are also no such limitations imposed by the Articles and By-laws with respect to our common shares.

Disclosure of Share Ownership

In general, under applicable securities regulation in Canada, a person or company who beneficially owns, directly or indirectly, voting securities of an issuer or who exercises control or direction over voting securities of an issuer or a combination of both, carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities is an insider and must, within 10 days of becoming an insider, file a report in the required form effective the date on which the person became an insider. The report must disclose any direct or indirect beneficial ownership of, or control or direction over, securities of the reporting issuer. Additionally, securities regulation in Canada provides for the filing of a report by an insider of a reporting issuer whose holdings change, which report must be filed within 10 days from the day on which the change takes place.

The rules in the US governing the ownership threshold above which shareholder ownership must be disclosed are more stringent than those discussed above. Section 13 of the Exchange Act imposes reporting requirements on persons who acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of a class of an equity security registered under Section 12 of the Exchange Act. In general, such persons must file, within 10 days after such acquisition, a report of beneficial ownership with the SEC containing the information prescribed by the regulations under Section 13 of the Exchange Act. This information is also required to be sent to the issuer of the securities and to each exchange where the securities are traded.

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Voting

The Company is authorized to issue voting and non-voting shares of Common Stock. All shares being offered in this Offering are voting shares of Common Stock and to date, the Company has not issued any shares of non-voting Common Stock. Each holder of Common Stock from this Offering shall be entitled to receive notice of and to attend all meetings of shareholders of the Company and at all such meetings shall be entitled to one (1) vote in respect of each Common Share held by such holder. The affirmative vote of 51% of the holders of Common Stock will likely also be sought to authorize the dissolution of the Company or the sale, lease or exchange of all or substantially all the property of the Company other than in the ordinary course of business of the Company. If, in the future, the Company issues non-voting common stock, which is not applicable to this Offering, the holders of such non-voting common shares shall not be entitled to receive notice of or to vote at any meetings of shareholders but shall be entitled to receive notice of any meeting of shareholders called for the purpose of authorizing the dissolution of the Company or the sale, lease or exchange of all or substantially all the property of the Company other than in the ordinary course of business of the Company.

Other Provisions of Articles and By-laws

There are no provisions in the Articles or By-laws:

●	delaying or prohibiting a change in control of our company that operate only with respect to a merger, acquisition or corporate restructuring;

●	discriminating against any existing or prospective holder of shares as a result of such shareholder owning a substantial number of shares;

●	requiring disclosure of share ownership; or

●	governing changes in capital, where such provisions are more stringent than those required by law.

SECURITIES OFFERED

Current Offering

The Company is offering up to $5,000,000 total of Securities, consisting of Common Stock, no par value (the “Common Stock” or collectively the “Securities”).

Listing of Common Stock

Our common shares are quoted on the Pink Open Market under the symbol “EHVVF”.

Transfer Agent and Registrar

VStock Transfer

18 Lafayette Place

Woodmere, NY 11598

212-828-8436

www.vstocktransfer.com

Dividend Policy

We have not paid any dividends on our common shares. We anticipate that, for the foreseeable future, we will retain any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years. We may pay dividends on our common shares in the future if we generate profits and in accordance with the Business Corporations Act (Ontario). Any decision to pay dividends on common shares in the future will be made by the board of directors on the basis of the earnings, financial requirements and other conditions existing at such time.

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LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jonathan D. Leinwand, P.A.

EXPERTS

Turner Stone & Co. has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Turner, Stone & Company, LLP has presented their report with respect to our audited financial statements. The report of Turner, Stone & Company, LLP is included in reliance upon their authority as experts in accounting and auditing.

Our Audit Committee is comprised of Mr. Posen and Mr. Zeke Kaplan. Our Board has determined that Mr. Posen is an audit committee financial expert. Mr. Posen is independent either under the Rule 5605(d)(2) of the NASDAQ Capital Market and Rule 10A-3 of the Exchange Act.

Our audit committee consists of Mr. Posen and Mr. Kaplan. Mr. Posen serves as chairman of the audit committee. The audit committee ensures that the Company’s management has designed and implemented an effective system of internal financial controls, assesses the integrity of the financial statements and related financial disclosure of the Company, and reviews the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information. The audit committee also reports to the board of directors with respect to such matters and recommends the selection of independent auditors. Additionally, the committee monitors and reports on the independence and performance of the Company’s independent auditors.

WHERE YOU CAN FIND MORE INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Rene Lauritsen - at our executive offices. The telephone number is (954) 233-3511. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

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INDEX TO

CONSOLIDATED FINANCIAL STATEMENTS

F-58

EHAVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. Dollars)

	September 30,	December 31,
	2021	2020

ASSETS

CURRENT ASSETS:
Cash	$2,989,044	$1,865,110
Prepaid expenses	-	24,247
Investments	26,250	26,250
Other current assets	-	40,000
Total current assets	3,015,294	1,955,607

Property and equipment	84,345	-

TOTAL ASSETS	$3,099,639	$1,955,607

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$5,006,185	$3,170,900
Promissory notes	350,431	349,079
Current portion of convertible notes, net of debt discount	1,181,841	222,493
Accrued interest on promissory notes and convertible notes	100,275	53,929
Total current liabilities	6,638,733	3,796,401

Long-term portion of convertible notes, net of debt discount	106,226	432,578
TOTAL LIABILITIES	6,744,959	4,228,979

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common Stock, no par value, unlimited shares authorized, 192,181,060 and 67,169,962 shares issued and outstanding, respecively	23,759,810	17,328,406
Accumulated deficit	(25,629,457)	(19,729,562)
Accumulated other comprehensive income	118,461	127,784
TOTAL EHAVE, INC. STOCKHOLDERS’ DEFICIT	(1,751,186)	(2,273,372)
Non-controlling interest	(1,894,133)	-
TOTAL STOCKHOLDERS EQUITY	(3,645,320)	(2,273,372)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,099,639	$1,955,607

F-59

EHAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

(Expressed in U.S. Dollars)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Operating expenses
General and administrative	$3,274,358	$291,726	$5,153,290	$719,078

Total operating expenses	3,274,358	291,726	5,153,290	719,078

OPERATING LOSS	(3,274,358)	(291,726)	(5,153,290)	(719,078)

Other income (expenses)
Interest expense	(1,065,485)	(74,464)	(1,521,749)	(113,659)
Amortization expense	(1,180,394)	(188,767)	(1,430,650)	(356,896)
Gain on settlement of debt	-	-	-	1,250,584
Other income	302,637	-	302,637
Foreign exchange (gain) loss	-	753	-	-

Net income (loss) from operations	(5,217,600)	(554,204)	(7,803,052)	60,951

Net income (loss)	(5,217,600)	(554,204)	(7,803,052)	60,951
Less: net (income) loss attributable to the noncontrolling interest	1,264,224	-	1,890,679	-
Net income (loss) attributable to Ehave, Inc. stockholders	$(3,953,376)	$(554,204)	$(5,912,373)	$60,951

Other comprehensive (loss) income
Foreign exchange translation adjustment	19,994	4,446	(9,321)	25,526
Total other comprehensive income	19,994	4,446	(9,321)	25,526

Comprehensive income (loss)	$(5,197,606)	$(549,758)	$(7,812,373)	$86,477

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO EHAVE, INC. STOCKHOLDERS
Basic	$(0.03)	$(0.02)	$(0.05)	$0.00
Diluted	$(0.03)	$(0.02)	$(0.05)	$0.00
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	156,893,633	29,979,196	112,336,975	26,946,786
Diluted	156,893,633	29,979,196	112,336,975	35,185,529

F-60

EHAVE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Expressed in U.S. Dollars)

	Common Stock		Accumulated	Accumulated Other Comprehensive	Total Ehave, Inc.	Non -Controlling	Total
	Shares	Amount	(Deficit)	Income	Equity	Interest	Equity

Balance, December 31, 2020	67,169,962	$17,328,406	$(19,729,562)	$127,784	$(2,273,372)	$-	$(2,273,372)
Disposal and re-acquisition of Mycotopia Therapies, Inc.	-	(9,023)	12,477	-	3,454	(3,454)	-
Stock based compensation	1,061,933	199,274	-	-	199,274	-	199,274
Common stock issued upon conversion of debt	7,225,190	117,547	-	-	117,547	-	117,547
Common stock issued upon cashless exercise of warrants	3,168,723	-	-	-	-	-	-
Common stock issued for Reg A subscription	6,200,000	442,900	-	-	442,900	-	442,900
Fair value of warrants issued in connection with convertible debt	-	386,233	-	-	386,233	-	386,233
Fair value of benecifical conversion feature issued in connection with convertible debt	-	230,767	-	-	230,767	-	230,767
Foreign exchange translation	-	-	-	(17,153)	(17,153)	-	(17,153)
Net Income (Loss)	-	-	(1,171,341)	-	(1,171,341)	(251,879)	(1,423,220)
Balance, March 30, 2021	84,825,808	18,696,104	(20,888,426)	$110,631	(2,081,691)	(255,333)	$(2,337,024)
Stock based compensation	3,645,128	310,114	-	-	310,114	-	310,114
Common stock issued upon conversion of debt	26,921,359	270,165	-	-	270,165	-	270,165
Common stock issued upon cashless exercise of warrants	1,004,468	-	-	-	-	-	-
Common stock issued for Reg A subscription	12,857,142	900,000	-	-	900,000	-	900,000
Fair value of warrants issued in connection with convertible debt	-	57,513	-	-	57,513	-	57,513
Fair value of benecifical conversion feature issued in connection with convertible debt	-	23,773	-	-	23,773	-	23,773
Foreign exchange translation	-	-	-	(12,192)	(12,192)	-	(12,192)
Net Income (Loss)	-	-	(787,655)	-	(787,655)	(374,576)	(1,162,231)
Balance, June 30, 2021	129,253,905	$20,257,669	$(21,676,081)	$98,439	$(1,319,973)	$(629,909)	$(1,949,881)
Stock based compensation	1,539,860	2,412,000	-	-	2,412,000.0	-	2,412,000
Common stock issued upon conversion of debt	60,513,975	605,140	-	-	605,140	-	605,140
Common stock issued upon cashless exercise of warrants	873,321	-	-	-	-	-	-
Fair value of warrants issued in connection with convertible debt		266,925			266,925	-	266,925
Fair value of benecifical conversion feature issued in connection with convertible debt		218,075			218,075	-	218,075
Foreign exchange translation	-	-	-	20,022	20,022	-	20,022
Net Income (Loss)	-	-	(3,953,376)	-	(3,953,376)	(1,264,224)	(5,217,600)
Balance, September 30, 2021	192,181,061	23,759,810	(25,629,457)	118,461	(1,751,187)	(1,894,133)	(3,645,320)

EHAVE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Expressed in U.S. Dollars)

	Common Stock		Accumulated	Accumulated Other Comprehensive	Total Ehave,	Non-Controlling	Total
	Shares	Amount	(Deficit)	Income	Inc. Equity	Interest	Equity

Balance, December 31, 2019	25,413,920	$13,842,414	$(16,214,826)	$141,637	$(2,230,775)	$-	(2,230,775)
Fair value of warrants issued in connection with convertible debt	-	458,360	-	-	458,360	-	458,360
Fair value of benecifical conversion feature issued in connection with convertible debt	-	137,022	-	-	137,022	-	137,022
Stock based compensation	-	-	-	-	-	-	-
Foreign exchange translation	-	-	-	28,896	28,896	-	28,896
Net Income (Loss)	-	-	1,317,773	-	1,317,773	-	1,317,773
Balance, March 31, 2020	25,413,920	14,437,796	(14,897,053)	170,533	(288,724)	-	(288,724)
Fair value of warrants issued in connection with convertible debt	-	93,520	-	-	93,520	-	93,520
Fair value of benecifical conversion feature issued in connection with convertible debt	-	36,460	-	-	36,460	-	36,460
Foreign exchange translation	-	-	-	21,080	21,080	-	21,080
Net Income (Loss)	-	-	(702,617)	-	(702,617)	-	(702,617)
Balance, June 30, 2020	25,413,920	$14,567,776	$(15,599,670)	$191,613	(840,281)	$-	$(840,281)
Fair value of warrants issued in connection with convertible debt	-	-	-	-	-	-	-
Fair value of benecifical conversion feature issued in connection with convertible debt	-	-	-	-	-	-	-
Common stock issued upon conversion of debt	13,317,694	117,347	-	-	117,347	-	117,347
Common stock issued for investment	1,050,000	26,250	-	-	26,250	-	26,250
Stock based compensation	-	173,854	-	-	173,854	-	173,854
Foreign exchange translation	-	-	-	(24,450)	(24,450)	-	(24,450)
Net Income (Loss)	-	-	(554,205)	-	(554,205)	-	(554,205)
Balance, September 30, 2020	39,781,614	14,885,227	(16,153,875)	167,163	(1,101,485)	-	(1,101,485)

F-61

EHAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

	Nine Months Ended September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,803,052)	$60,951
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	20,249
Stock based compensation	2,921,389	173,854
Amortization of debt discount	2,280,474	356,896
Non-cash interest expense	668,043	35,972
Change in fair value of derivative liability	-	(1,250,584)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	24,247	-
Accounts payable and other payables	67,556	145,151
Accrued liabilities	424,723	-
Accrued interest on convertible notes	-	76,212
NET CASH USED IN OPERATING ACTIVITIES	(1,396,372)	(401,548)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(64,594)	-
NET CASH USED IN INVESTING ACTIVITIES	(64,594)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from convertible notes	1,242,000	728,170
Net proceeds from Reg A investment	1,342,900	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,584,900	728,170

Effect of exchange rate on cash	-	(15,835)

Net increase (decrease) in cash	1,123,934	310,787

Cash, beginning of period	1,865,110	17,530
Cash, end of period	$2,989,044	$328,317

NON-CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for conversion of debt	$992,852	$117,347
Accrued interest converted to common stock	$45,295	$-
Debt discount on convertible notes payable	$1,258,987	$26,250

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

F-62

1. ORGANZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and General Description of Business

EHAVE, Inc. (formerly known as “Behavioral Neurological Applications and Solutions or 2304101 Ontario Inc.”) (“We” or “the Company”), was incorporated under the laws of the Province of Ontario, Canada on October 31, 2011. The Company is a publicly listed company whose shares are quoted on the Pink Open Market under the symbol EHVVF in the United States. On April 30, 2019, our common shares were removed from the OTCQB Venture Market to the Pink Open Market because we were unable able to cure our bid price deficiency.

The Company is a healthcare company developing a health data platform that integrates with proprietary and third-party assessment and therapeutic digital applications. Our product focus is based on two tiers of activities: (1) MegaTeam and Ninja Reflex, our clinically validated digital assessment and rehabilitation software that is engaging for the patient, (2) adaptation of third-party clinically validated digital assessment and rehabilitation software for enhanced patient engagement and data modeling. We intend to provide technology solutions to clinicians, patients, researchers, pharmaceutical companies and payors.

The COVID-19 outbreak, which surfaced in Wuhan, China in December 2019 and which was subsequently declared a pandemic by the World Health Organization in March 2020, has had a pronounced effect on the domestic and global economies. The Company’s business has been materially adversely impacted by the recent COVID-19 outbreak and may continue to be materially adversely impacted in the future. The extent of the impact of COVID-19 on the Company’s business, financial results, liquidity and cash flows will depend largely on future developments, including new information that may emerge concerning the severity and action taken to contain or prevent further spread within the U.S. and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted.

Basis of Presentation and principles of consolidation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars and in conformity with Rule 8-03 of Regulation S-X. The Company’s fiscal year-end is December 31. The condensed consolidated financial statements include the amounts of the Company and its subsidiary, Mycotopia Therapies, Inc. of which the Company has a 75.77% controlling ownership interest. All inter-company accounts and transaction have been eliminated in consolidation. Certain reclassifications have been made to the prior period condensed consolidated financial statements to conform to the current period presentation.

Foreign Currency Translation

The functional currency of the Company’s foreign operations is generally the local currency of the country in which the operation is located. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the period. The result from currency translation is reflected in stockholders’ deficit as a component of accumulated other comprehensive income.

Foreign Currency Risk

The Company is exposed to fluctuations in the exchange rate between the United States dollar and the Canadian dollar. The Company’s continued financing activities are primarily in United States dollars while the Company’s expenditures are primarily in Canadian dollars. Should the exchange rate between the Canadian dollar and the United States dollar fluctuate, the Company may be exposed to resource constraints.

Software Products and Research and Development

Software development costs are expensed as incurred and consist primarily of design and development costs of new products, and significant enhancements to existing products incurred before the establishment of technological feasibility. Costs incurred subsequent to technological feasibility of new and enhanced products, costs incurred to purchase or to create and implement internal-use software, and software obtained through business acquisitions are capitalized. Such costs are amortized over the estimated useful lives of the related products, using the straight-line method.

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Income Taxes

Income tax expense is based on income before income taxes and is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded when it is more likely than not that a deferred tax asset will not be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Considerable judgment is required in assessing and estimating these amounts and the difference between the actual outcome of these future tax consequences and the estimates made could have a material impact on the operating results. To the extent that new information becomes available which causes the Company to change its judgment regarding the adequacy of existing tax liabilities, such changes to tax liabilities will impact income tax expense in the period in which such determination is made. The Company records interest and penalties related to unrecognized tax benefits in income tax expense.

The Company has made applications for Ontario Interactive Digital Media Tax Credits (“OIDMTC”). Judgment is required in the determination of qualifying expenses. The final determination of qualifying expenses is not known until acceptance by tax authorities. The Company’s credits have been reflected in the financial statements. (See Note. 5 “Other Receivable”)

Net Loss per Common Share, basic

The Company has adopted Accounting Standards Codification (“ASC”) subtopic 260-10, Earnings Per Share (“ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share (EPS) information. Basic earnings (loss) per share includes no dilution and is computed by dividing net income or loss by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings or losses of the entity. At September 30, 2021, the Company had outstanding warrants to purchase [  ] common shares and [  ] common shares issuable upon the conversion of debt excluded from weighted average diluted common shares because their inclusion would have been antidilutive.

Recent Pronouncements

During the period ended June 30, 2021 there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate the continuation of the Company as a going concern.

Through September 30, 2021, the Company has incurred an accumulated deficit of $25,629,457, primarily as a result of expenses incurred through a combination of development and commercialization activities related to our products and general and administrative expenses supporting those activities, as well as an operating loss of $7,812,373 for the nine months ended September 30, 2021. Our total cash balance as of September 30, 2021 was $2,989,044. At September 30, 2021, we had a working capital deficit of $3,623,439. We anticipate that we will continue to incur losses and negative cash flows from operations, and that such losses will increase over the next several years. As a result of these expected losses and negative cash flows from operations, along with our current cash position, we may not have sufficient resources to fund operations for one year from the date we issued these financial statements. Therefore, there is substantial doubt about our ability to continue as a going concern.

F-64

3. FAIR VALUE MEASUREMENT

ASC Topic 820, Fair Value Measurement, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Refundable taxes, accounts payable, development grant and convertible notes are all stated at book value due to the term and nature of such items.

4. RELATED PARTY TRANSACTIONS

On January 1, 2021, the Company entered into an Executive Consulting Agreement with Benjamin Kaplan to serve as the Company’s CEO for an initial term of 36 months. As of September 30, 2021 and December 31, 2020, the Company has accrued $3,882,349 and $2,196,963, respectively, as other payables in relation to the Executive Consulting Agreement. During the 9 months ended ending September 30, 2021, the Company has recorded $4,420,928 as general and administrative expense related to compensation of which $3,443,328 is related to equity incentive compensation.

5. PROMISSORY AND CONVERTIBLE NOTES

During the period ended September 30, 2021, the Company issued convertible promissory notes in the principal amount of $832,700. The principal amount includes $75,700 of original issue discount and 8,327,000 warrants were issued with an exercise price of $0.01 per share. The term of the notes are 18 months and carry no interest. The notes mature beginning on July 5, 2022 thru December 22, 2022. The convertible promissory notes are convertible into shares of common stock at $0.01 per share. The Company recorded a debt discount in the amount of $773,987, in the aggregate, in relation to the original issue discount, conversion feature and warrants. During the period ended September 30, 2021, the Company converted $946,605 of principal debt and issued 94,660,524 shares of common stock, in the aggregate, upon conversion of the convertible promissory notes. During the period ended September 30, 2021, the Company recorded amortization expense in the amount of $2,231,438 in relation to the amortization of debt discount.

6. COMMITMENTS AND CONTINGENCIES

Collaboration Agreement

The Company entered into a collaboration agreement with a hospital located in Canada. As of September 30, 2021, the Company recorded $12,500, for the annual royalty due under the terms of the collaboration agreement.

Consulting Agreement with the CEO

On January 1, 2021, the Company entered into a new consulting agreement with the CEO for a term of 36 months and will automatically renew for an additional 12 months. Compensation under the January 1, 2021 agreement is as follows:

Annual Salary Compensation

The Company shall pay the CEO a fee of $24,000 per months as annual salary compensation.

F-65

Bonus

The Company will pay the CEO a bonus in restricted stock or restricted stock units based on the following EBITDA milestones:

Bonus (Canadian Dollars)	EBITDA Milestones (Canadian Dollars)
$100,000	1st $1,000,000
$100,000	2nd $1,000,000
$100,000	3rd $1,000,000
$100,000	4th $1,000,000
$100,000	5th $1,000,000

The Company will pay the CEO a bonus in restricted stock or restricted stock units based on the following Market Capitalization by maintaining the below market cap for a period of 22 consecutive trading days:

Bonus (Shares)	Market Capitalization Milestone (Canadian Dollars)
5,000,000	$20,000,000
5,000,000	$40,000,000
5,000,000	$60,000,000
5,000,000	$80,000,000
5,000,000	$100,000,000

Stock Grants – Significant Transactions

Upon the Company closing of a Significant Transaction (as defined below), the CEO shall be granted shares of common stock or new series of conv shares of the Company that is convertible into common stock equal to 10% of the value of all the consideration, including any stock, cash or debt of such completed transaction. The CEO shall earn this grant for each Significant Transaction closed by the Company. A “Significant Transaction” shall mean a licensing transaction, merger with or acquisition of an operating company in a strategic or synergistic line of business, and a financing or direct or indirect share issuance transaction involving the Company, which as a whole, provides cash flow or equivalent value in excess of $250,000.

Other Expenses

The Company will reimburse the CEO for other expenses of $3,000 per month.

Assistant

The Company will reimburse the CEO up to $700 per weeks to hire an assistant.

Rent

The Company will reimburse the CEO up to $4,000 per month to lease office space to be used for Company matters.

Consulting Agreement

On January 1, 2020, the Company entered into a consulting agreement for investor relations services. The Company shall pay the consultant $6,500 per month for services rendered to be paid $2,500 in cash and $4,000 in common shares of the Company to be valued at a 20% discount to the lowest trading price for the five trading days prior to date upon which payment is due. As of and during the period ending December 31 2020, the Company recorded $109,159 as other payables related to this agreement.

Medical Advisory Board Agreements

During the period ended December 31, 2020, the Company entered into medical advisory board agreements with three members for a term of one year each. As consideration for the services to be rendered, the Company agreed to pay $45,000 in cash and $155,000 worth of stock in common stock.

F-66

Novel coronavirus

Any serious disruption with the Company’s suppliers or customers due to the COVID-19 outbreak could impair the Company’s ability to meet and/or generate demand for its product, which may negatively impact the Company’s revenue, financial condition, and commercial operations. Such outbreaks could also result in delays in or the suspension of the Company’s research and product development activities, regulatory work streams, its clinical studies and other important functions. The Company is unable to predict the outcome of these matters and is unable to make a meaningful estimate of the amount or range of loss, if any, that could result from an unfavorable outcome.

7. STOCKHOLDERS’ EQUITY (DEFICIT)

On January 19, 2021, the Company consummated its agreement with the former and current directors of 20/20 Global, Inc. (“20/20 Global”) that provide for: (i) 20/20 Global’s purchase for $350,000 in cash of all of the outstanding stock of Mycotopioa Therapies, Inc. (“MYC”), the Company’s wholly owned subsidiary, from Ehave under a Stock Purchase Agreement, resulting in MYC becoming a wholly owned subsidiary of 20/20 Global; and (ii) the change of control of 20/20 Global’s board of directors and management. In a related transaction, Ehave agreed to purchase 9,793,754 shares of 20/20 Global common stock, which constitute approximately 75.77% of the issued and outstanding shares of 20/20 Global’s common stock, for $350,000 in cash.

On January 19, 2021, the above transaction closed. Because Ehave acquired 75.77% of 20/20 Global outstanding stock and there was a change in control of 20/20 Global’s board of directors, the transaction was accounted for as a reverse merger in which Mycotopia Therapies, Inc. was deemed to be the accounting acquirer and 20/20 Global the legal acquirer.

On January 21, 2021, the Company entered into an asset sale and purchase agreement with CureDash, Inc. (a Delaware Corporation) (“CureDash” or the “Seller”). The Company purchased tangible and intangible assets from the Seller in order to begin a new venture in psychosis therapy. The purchase price of the assets is $100,000 payable with the issuance of 353,622 shares of common stock and $60,000 in cash which was paid upon closing on January 21, 2021.

During the period ended September 30, 2021, the Company received aggregate investments of $1,342,900 and issued 19,057,142 shares of common stock from the Regulation A Offering.

During the period ended September 30, 2021, the Company issued 5,046,512 shares of common stock upon the cashless exercise of 5,609,890 warrants.

During the period ended September 30, 2021, the Company issued 80,210,144 shares of common stock upon the conversion of $757,758 of convertible debt.

STOCK BASED COMPENSATION

During the period ending September 30, 2021, the Company issued 6,246,921 shares of common stock for services rendered and recorded general and administrative expense of $2,921,389 for the fair value of the shares issued.

Warrants Issued

The following table reflects a summary of Common Stock warrants outstanding and warrant activity during the period ended September 30, 2021.

	Underlying Shares	Weighted Average Exercise Price	Weighted Average Term (Years)
Warrants outstanding at January 1, 2021	28,693,638	$0.01	1.12
Granted	8,327,000
Exercised	(5,609,890)
Forfeited	(3,115,200)
Warrants outstanding at September 30, 2021	28,295,548	0.01	2.02

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The intrinsic value of warrants outstanding as of June 30, 2021 was $786,224.

The warrants granted during the period ending June 30, 2021 were valued using the Black-Scholes option pricing model using the following weighted average assumptions:

Period Ended June 30, 2021
Expected term, in years	2.83
Expected volatility	162.24%
Risk-free interest rate	0.44%
Dividend yield	-

8. SUBSEQUENT EVENTS

On January 8, 2022 the Company entered into a stock purchase agreement to acquire 100% of the outstanding shares of Rejuv IV, Inc for $250,000 payable as follows:

●	$50,000 cash paid on December 1, 2021
●	$25,000 cash payable over five months from the cash flows of Rejuv IV, Inc.
●	$175,000 of common stock of the Company valued at the average closing price for five trading day immediately preceding the closing date of January 8, 2022. The Company issued 19,977,169 shares of common stock in accordance with the stock purchase agreement.

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F-69

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of EHAVE, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of EHAVE, Inc. (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations and other comprehensive income (loss), changes in stockholders’ deficit and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered continuing losses and negative cash flows from operations, has negative working capital and an accumulated deficit and negative stockholders’ equity, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Dallas, Texas

May 26, 2021

We have served as the Company’s auditor since 2015.

F-70

EHAVE, INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. Dollars)

	December 31,
	2020	2019

ASSETS

CURRENT ASSETS:
Cash	$1,865,110	$17,530
Prepaid expenses	24,247	7,804
Refundable taxes	-	30,831
Investments	26,250	-
Other current assets	40,000	-
Total current assets	1,955,607	56,165

Other receivables	-	440,572

TOTAL ASSETS	$1,955,607	$496,737

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$382,225	$521,432
Taxes payables	6,613	6,541
Other payables	2,751,326	281,527
Advances from former officers and directors	30,736	30,400
Promissory notes	349,079	270,018
Current portion of convertible notes, net of debt discount of $200,313	222,493	142,352
Derivative liability	-	1,250,584
Accrued interest on promissory notes and convertible notes	53,929	51,075
Total current liabilities	3,796,401	2,553,929

Long-term portion of convertible notes, net of debt discount of $1,310,921	432,578	-
Development grant	-	173,583
TOTAL LIABILITIES	4,228,979	2,727,512

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common stock, no par value, unlimited shares authorized, 67,169,962 and 25,413,920 issued and outstanding as of December 31, 2020 and 2019, respectively	7,948,416	7,503,984
Additional paid in capital	9,379,990	6,338,430
Accumulated deficit	(19,729,562)	(16,214,826)
Accumulated other comprehensive income	127,784	141,637

TOTAL STOCKHOLDERS’ DEFICIT	(2,273,372)	(2,230,775)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,955,607	$496,737

F-71

EHAVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

(Expressed in U.S. Dollars)

	For the Year Ended December 31,
	2020	2019

Operating expenses
General and administrative	$2,046,573	$411,019

Total operating expenses	2,046,573	411,019

OPERATING LOSS	(2,046,573)	(411,019)

Other income (expenses)
Interest expense	(2,016,324)	(172,334)
Amortization expense	(804,356)	-
Change in fair value of derivative liabilty	(3,004,387)	-
Change in fair value of warrant liability	-	-
Gain on settlement of debt	4,179,971	-
Other income	176,933	-
Foreign exchange (gain) loss	-	(1,099)

Net income (loss) from continuing operations	$(3,514,736)	$(584,452)

Loss from discontinued operations	-	(3,701,024)
Gain on sale of intangible assets, net	-	648,108
Net loss from discontinued operations	-	(3,052,916)

Net income (loss)	$(3,514,736)	$(3,637,368)

Other comprehensive (loss) income
Foreign exchange translation adjustment	(13,853)	(157,541)
Total other comprehensive income	(13,853)	(157,541)

Comprehensive income (loss)	$(3,528,589)	$(3,794,909)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
Loss from continuing operations	(3,528,589)	(741,993)
Loss from discontinued operations	-	(3,052,916)
COMPREHENSIVE NET LOSS	$(3,528,589)	$(3,794,909)

NET INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.11)	$(0.03)
Diluted	$(0.11)	$(0.03)
NET INCOME (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$-	$(0.14)
Diluted	$-	$(0.14)
NET INCOME (LOSS) PER SHARE:
Basic	$(0.11)	$(0.18)
Diluted	$(0.11)	$(0.18)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	32,622,248	21,454,189
Diluted	32,622,248	21,454,189

The accompanying notes are an integral part of these consolidated financial statements.

F-72

EHAVE, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Expressed in U.S. Dollars)

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	(Deficit)	Income	Total

Balance, January 1, 2019	751,108	$1,544,904	$6,999,942	$(12,577,458)	$299,178	$(3,733,434)
Stock based compensation	4,263,840	2,131,920	19,871	-	-	2,151,791
Stock issued in exchange for vested options	48,399	681,383	(681,383)	-	-	-
Share issuance upon Exchange Agreement	20,350,573	3,145,777	-	-	-	3,145,777
Foreign exchange translation	-	-	-	-	(157,541)	(157,541)
Net Loss	-	-	-	(3,637,368)	-	(3,637,368)
Balance, December 31, 2019	25,413,920	7,503,984	6,338,430	(16,214,826)	141,637	(2,230,775)
Fair value of warrants issued in connection with convertible debt	-	-	1,412,539	-	-	1,412,539
Fair value of benecifical conversion feature issued in connection with convertible debt	-	-	700,226	-	-	700,226
Common stock issued upon conversion of debt	37,818,154	378,182	-	-	-	378,182
Common stock issued for CureDash	353,622	40,000	-	-	-	40,000
Common stock issued for Psytech	1,050,000	26,250	-	-	-	26,250
Common stock issued upon cashless warrant exercise	100,909	-	-	-	-	-
Stock based compensation	2,433,357	-	928,795	-	-	928,795
Foreign exchange translation	-	-	-	-	(13,853)	(13,853)
Net Income				(3,514,736)		(3,514,736)
Balance, December 31, 2020	67,169,962	$7,948,416	$9,379,990	$(19,729,562)	$127,784	$(2,273,372)

The accompanying notes are an integral part of these consolidated financial statements.

F-73

EHAVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

	Twelve Months Ended December 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,514,736)	$(3,637,368)
Loss from discontinued operations	-	3,052,916
Loss from continuing operations	(3,514,736)	(584,452)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	928,795	-
Amortization of debt discount	896,348	-
Non-cash interest expense	1,874,963	-
Gain on settlement of debt	(4,179,971)	-
Gain on forgiveness of development grant	(176,933)	-
Change in fair value of derivative liability	3,004,387	-
Change in fair value of warrant liability	-	-
Changes in operating assets and liabilities:
Other receivables	438,579	(1,314)
Prepaid expenses and other assets	(16,729)	(7,804)
Accounts payable and other payables	677,531	(80,062)
Accrued interest on convertible notes	45	111,994
Refundable taxes receivable	29,701	(21,077)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES - CONTINUING OPERATIONS	(38,021)	(582,715)
NET CASH USED IN OPERATING ACTIVITIES - DISCONTINUED OPERATIONS	-	(298,649)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(38,021)	(881,363)

NET CASH PROVIDED BY INVESTING ACTIVITIES:
NET CASH PROVIDED BY INVESTING ACTIVITIES - CONTINUING OPERATIONS	-	648,108
NET CASH PROVIDED BY INVESTING ACTIVITIES - DISCONTINUED OPERATIONS	-	-
NET CASH PROVIDED BY INVESTING ACTIVITIES	-	648,108

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes	2,238,170	545,018
Repayment of convertible notes	(141,000)	-
Financing fees	(63,500)	-
Repayment of promissory notes	(138,561)	(275,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES - CONTINUING OPERATIONS	1,895,109	270,018
NET CASH PROVIDED BY FINANCING ACTIVITIES -DISCONTINUED OPERATIONS	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,895,109	270,018

Effect of exchange rate on cash	(9,508)	(30,455)

Net increase in cash	1,847,580	6,308

Cash, beginning of period	17,530	11,222
Cash, end of period	$1,865,110	$17,530

SUPPLEMENTAL CASH FLOW INFORMATION:
Common stock issued for conversion of debt	$378,182	$-
Common stock issued for CureDash	$40,000	$-
Common stock issued for Psytech	$26,250	$-
Accrued interest converted to common stock	$-	$300,362
Debt converted to common stock	$-	$2,845,414

The accompanying notes are an integral part of these consolidated financial statements.

F-74

EHAVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

1. ORGANZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and General Description of Business

EHAVE, Inc. (formerly known as “Behavioural Neurological Applications and Solutions or 2304101 Ontario Inc.”) (“We” or “the Company”), was incorporated under the laws of the Province of Ontario, Canada on October 31, 2011. The Company is a publicly listed company whose shares are quoted on the Pink Open Market under the symbol EHVVF in the United States. On April 30, 2019, our common shares were removed from the OTCQB Venture Market to the Pink Open Market because we were unable able to cure our bid price deficiency.

The Company is a healthcare company developing a health data platform that integrates with proprietary and third-party assessment and therapeutic digital applications. Our product focus is based on two tiers of activities: (1) MegaTeam and Ninja Reflex, our clinically validated digital assessment and rehabilitation software that is engaging for the patient, (2) adaptation of third-party clinically validated digital assessment and rehabilitation software for enhanced patient engagement and data modeling. We intend to provide technology solutions to clinicians, patients, researchers, pharmaceutical companies and payors.

The COVID-19 outbreak, which surfaced in Wuhan, China in December 2019 and which was subsequently declared a pandemic by the World Health Organization in March 2020, has had a pronounced effect on the domestic and global economies. The Company’s business has been materially adversely impacted by the recent COVID-19 outbreak and may continue to be materially adversely impacted in the future. The extent of the impact of COVID-19 on the Company’s business, financial results, liquidity and cash flows will depend largely on future developments, including new information that may emerge concerning the severity and action taken to contain or prevent further spread within the U.S. and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted.

Basis of Presentation and principles of consolidation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s functional currency is Canadian dollars. The Company’s fiscal year-end is December 31. The consolidated financial statements include the amounts of the Company and its wholly owned subsidiary, Mycotopia Therapies, Inc. All inter-company accounts and transaction have been eliminated in consolidation. Certain reclassifications have been made to the prior period condensed consolidated financial statements to conform to the current period presentation.

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as the Company does not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of December 31, 2020, its last fiscal year. The Company has elected to take advantage of the extended transition period provided in Section 102(b)(1) of the JOBS Act for complying with new or revised accounting standards.

Foreign Currency Translation

The functional currency of the Company’s foreign operations is generally the local currency of the country in which the operation is located. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the period. The result from currency translation is reflected in stockholders’ deficit as a component of accumulated other comprehensive income.

Foreign Currency Risk

The Company is exposed to fluctuations in the exchange rate between the United States dollar and the Canadian dollar. The Company’s continued financing activities are primarily in United States dollars while the Company’s expenditures are primarily in Canadian dollars. Should the exchange rate between the Canadian dollar and the United States dollar fluctuate, the Company may be exposed to resource constraints.

F-75

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

Software Products and Research and Development

Software development costs are expensed as incurred and consist primarily of design and development costs of new products, and significant enhancements to existing products incurred before the establishment of technological feasibility. Costs incurred subsequent to technological feasibility of new and enhanced products, costs incurred to purchase or to create and implement internal-use software, and software obtained through business acquisitions are capitalized. Such costs are amortized over the estimated useful lives of the related products, using the straight-line method.

Income Taxes

Income tax expense is based on income before income taxes and is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded when it is more likely than not that a deferred tax asset will not be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Considerable judgment is required in assessing and estimating these amounts and the difference between the actual outcome of these future tax consequences and the estimates made could have a material impact on the operating results. To the extent that new information becomes available which causes the Company to change its judgment regarding the adequacy of existing tax liabilities, such changes to tax liabilities will impact income tax expense in the period in which such determination is made. The Company records interest and penalties related to unrecognized tax benefits in income tax expense.

The Company has made applications for Ontario Interactive Digital Media Tax Credits (“OIDMTC”). Judgment is required in the determination of qualifying expenses. The final determination of qualifying expenses is not known until acceptance by tax authorities. The Company’s credits have been reflected in the financial statements. (See Note. 5 “Other Receivable”)

Net Loss per Common Share, basic

The Company has adopted Accounting Standards Codification (“ASC”) subtopic 260-10, Earnings Per Share (“ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share (EPS) information. Basic earnings (loss) per share includes no dilution and is computed by dividing net income or loss by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings or losses of the entity. At December 31, 2020, the Company had outstanding warrants to purchase 28,693,368 common shares and 216,630,546 common shares issuable upon the conversion of debt excluded from weighted average diluted common shares because their inclusion would have been antidilutive.

Recent Pronouncements

During the years ended December 31, 2020 and 2019 there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

F-76

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate the continuation of the Company as a going concern.

Through December 31, 2020, the Company has incurred an accumulated deficit of $19,729,562, primarily as a result of expenses incurred through a combination of development and commercialization activities related to our products and general and administrative expenses supporting those activities, as well as an operating loss of $3,514,736. Our total cash balance as of December 31, 2020 was $1,865,110. At December 31, 2020, we had a working capital deficit of $1,840,794. We anticipate that we will continue to incur losses and negative cash flows from operations, and that such losses will increase over the next several years. As a result of these expected losses and negative cash flows from operations, along with our current cash position, we may not have sufficient resources to fund operations for one year from the date we issued these financial statements. Therefore, there is substantial doubt about our ability to continue as a going concern.

3. FAIR VALUE MEASUREMENT

ASC Topic 820, Fair Value Measurement, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Refundable taxes, accounts payable, development grant and convertible notes are all stated at book value due to the term and nature of such items.

4. SALE OF INTANGIBLE ASSETS AND DISCONTINUED OPERATION

On March 22, 2019 the Company entered into an asset purchase agreement with Zyus Life Sciences, Inc. (“Zyus”) and completed the sales of certain intellectual property assets and rights relating to the Company’s health informatics platform (the “Asset Purchase Agreement”). In accordance with the Asset Purchase Agreement, the Company received in the aggregate from Zyus (i) CAD $1.2 million in cash, and (ii) 361,011 of Zyus common shares. During the year ended December 31, 2019, the Company recorded CAD $551,892 of expenses directly associated with the Asset Purchase Agreement and recorded a gain on the sale of intangible assets, net, in the amount of $648,108. There is no value recorded for the Zyus common shares due to the lack of an active market and ascertainable value.

With the consummation of this sale, the Company’s current operations were discontinued due to the elimination of the ongoing operations and cash flows of the component, the resignation of then current executive management and abandonment of its leased facilities.

F-77

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

Operating results for the years ended December 31, 2019 for the Ehave Connect platform and related operating expenses are presented as discontinued operations as follows:

Year Ended December 31,
2019

Operating expenses from discontinued operation
General and administrative expenses	$2,450,440

Total operating expenses from discontinued operation	2,450,440

OPERATING LOSS FROM DISCONTINUED OPERATION	(2,450,440)

Change in fair market value of derivative liabilities	(1,250,584)
Gain on sale of intangible assets, net	648,108
Net loss from discontinued operations	$(3,052,916)

5. OTHER RECEIVABLE

As of December 31, 2019, other receivables includes $300,018 that relates to filed applications for Ontario Interactive Media Tax Credits. The Company recently filed an amended 2016 tax return and its 2018 tax return in order to receive payment for the Ontario Interactive Media Tax Credits. The review process has been completed and the Canada Revenue Agency issued the refund in full.

6. RELATED PARTY TRANSACTIONS

The related party transactions are as follows:

During the year ended December 31, 2020, the Company issued two convertible promissory notes to a related party for the principal amount of $256,520, in the aggregate, including $23,320 of original issue discount and 2,565,200 warrants, in the aggregate, with an exercise price of $0.01 per share. The term of the notes is 18 months and carries an effective interest rate of 8.00%. $178,189 of the note matures on July 17, 2021 and $78,331 matures on July 29, 2021. The convertible promissory note is convertible into shares of common stock at $0.01 per share.

During the year ended December 31, 2020, the Company issued a convertible promissory note to a related party for the principal amount of $11,000, in the aggregate, including $1,000 of original issue discount and 110,000 warrants, in the aggregate, with an exercise price of $0.01 per share. The term of the note is 18 months and carries an effective interest rate of 8.00%. The note matures on May 11, 2022.

On August 4, 2020, the Company issued 775,194 shares of common stock, in the aggregate, to two individuals who are a related party and directors of the Company for services rendered.

On April 18, 2019, the Company terminated the agreement it entered into CHT on October 30, 2018 (the “CHT Agreement”) regarding the exclusive rights to Ehave Connect granted to CHT for use in companion animals. Pursuant to the agreement to terminate the CHT Agreement, the Company paid CHT, in cash, CAD $230,170, which includes CAD $25,170 for legal fees that CHT incurred in connection with the CHT Agreement, from the proceeds of the Asset Sale.

On January 28, 2019, the Company issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CAD$125,000), including $18,841(CAD$25,000) of original issue discount. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders. The principal amount of $85,756 was repaid on May 24, 2019.

On February 27, 2019, the Company issued 1,268,378 common shares of the Company valued at $634,189 in exchange for services performed by multiple parties, one of which is a significant shareholder. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with one of the vendors who exchanged fees.

On February 27, 2019, we entered into an exchange agreement (the “Exchange Agreement”) with a significant shareholder to convert the 2018 unsecured debentures, secured debentures, and senior secured promissory notes (the “2018 Converted Debt”) into common stock. Under the terms of the Exchange Agreement, the Company issued in the aggregate 20,350,573 shares of common stock upon the conversion of, in the aggregate, $3,145,777 of outstanding principal and interest and the cancellation of 560,461 warrants related to the 2018 Converted Debt.

On September 24, 2018, the Company entered into a letter agreement (the “Letter Agreement”) in which the Company and Scott Woodrow, a related party and former Director of the Company, agreed to convert the outstanding convertible debentures and cancel the outstanding warrants. On February 27, 2019, the Company granted 475,642 shares of common stock to Scott Woodrow in connection with the letter agreements.

On March 26, 2019, the Company issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $98,351 (CAD$131,683), including $23,663 (CAD$31,683) of original issue discount. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders. The principal amount of $95,351 was repaid on May 24, 2019.

F-78

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

On June 24, 2019, the Company entered into an Executive Consulting Agreement with Benjamin Kaplan to serve as the Company’s CEO for an initial term of 24 months. As of December 31, 2020 and 2019, the Company has accrued $2,194,963 and $172,091, respectively, as other payables in relation to the Executive Consulting Agreement. Of the $2,194,963, $1,874,963 was recorded as interest expense during the year ending December 31, 2020 related to 15,624,694 shares of common stock owed in relation to capital raises. During the year ending December 31, 2020, the Company has recorded $1,040,694 as general and administrative expense related to compensation of which $720,964 is recorded as stock based compensation. During the year ending December 31, 2019, the Company recorded $172,091 as general and administrative expense related to the Executive Consulting Agreement.

7. PROMISSORY AND CONVERTIBLE NOTES

During the year ended December 31, 2020, the Company issued convertible promissory notes in the principal amount of $2,544,487, in the aggregate, and including $267,520 issued to related parties. The principal amount includes $231,317 of original issue discount and 2,544,870 warrants with an exercise price of $0.01 per share. The term of the notes are 18 months and carry an effective interest rate of 8.00%. The notes mature beginning on July 10, 2021 thru June 28, 2022. The convertible promissory notes are convertible into shares of common stock at $0.01 per share. The Company recorded a debt discount in the amount of $2,407,582, in the aggregate, in relation to the original issue discount, conversion feature and warrants. During the year ended December 31, 2020, the Company converted $378,182 of principal debt and issued 37,818,154 shares of common stock, in the aggregate, upon conversion of the convertible promissory notes. During the year ended December 31, 2020, the Company recorded amortization expense in the amount of $896,348 in relation to the amortization of debt discount of which $804,356 was recorded as amortization expense in relation to the warrants and conversion feature and $91,992 was recorded as interest expense in relation to the original issue discount and financing fees in the consolidated statements of operations and comprehensive income.

On January 21, 2019, we issued a senior secured promissory note in the aggregate principal amount of $263,192 (CAD$350,000). The secured promissory note is secured against certain of our assets, including all development tax credits that the Company has applied for and receives. During the year ending December 31, 2020, the Company repaid the note in full.

On January 28, 2019, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CAD$125,000), including $18,841(CAD$25,000) of original issue discount. The principal amount of $85,756 was repaid on May 24, 2019.

Exchange Agreement

On February 27, 2019, we entered into Exchange Agreement with a significant shareholder to convert the 2018 Converted Debt into common stock. Under the terms of the Exchange Agreement, the Company issued in the aggregate 20,350,573 shares of common stock upon the conversion of, in the aggregate, $3,145,777 of outstanding principal and interest and the cancellation of 560,461 warrants related to the 2018 Converted Debt (see Note 6).

8. DEVELOPMENT GRANT

On June 7, 2012, the Company entered into a project funding agreement with the Canada-Israel Research and Development Foundation (“CIIRDF”). The purpose of the grant was to fund the Company’s activities related to the development of a cognitive assessment and treatment platform for childhood attention deficit disorder and attention hyperactivity disorder (the “Development”). Under the terms of the grant, CIIRDF would fund up to CAD$300,000 of development activities related to the Development. The grant is repayable to CIIRDF based on 2.5% of annual gross sales related to products developed from the Development. The Company received CAD$225,000 from CIIRDF to fund the Development. The Company no longer pursues the Development, and the grant is no longer payable as no sales will be generated from the Development. During the year ending December 31, 2020, the Company recorded $176,933 as other income in relation to the grant.

F-79

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

9. INCOME TAXES

The Company computes income taxes using the asset and liability approach. The Company currently has no issue that creates timing differences that would mandate a deferred tax expense. Due to the uncertainty as to the utilization of net operating loss carryforwards, a valuation allowance has been made to the extent of any tax benefit that net operating losses may generate. No provision for income tax has been recorded for the years ended December 31, 2020 and December 31, 2019 due to the Company’s operating losses.

The Company previously filed applications for Ontario Interactive Digital Media Tax Credits (the “Tax Credits”). During the year ending December 31, 2020, the Company was refunded the Tax Credits in full. As of December 31, 2020 and 2019, the Company has a net operating loss for tax purposes of CAD $8,603,671 and CAD $6,143,402, respectively, that can be carried forward over 20 years.

Deferred Income Taxes

Deferred income taxes primarily represent the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. The components of the Company’s deferred taxes are as follows:

	2020	2019
Deferred tax assets (liabilities):
Deferred tax asset, beginning	$741,000	$704,000
Increase in valuation reserve	333,000	37,000
Deferred tax asset, ending	1,074,000	741,000
Valuation Allowance	(1,074,000)	(741,000)
Net Deferred tax assets	$-	$-

10. COMMITMENTS AND CONTINGENCIES

Collaboration Agreement

The Company entered into a collaboration agreement with a hospital located in Canada. As of December 31, 2020 and 2019, a the Company recorded $10,000 and $5,000, respectively, for the annual royalty due under the terms of the collaboration agreement.

Consulting Agreement

On June 24, 2019, the Company entered into an Executive Consulting Agreement (Agreement) with Benjamin Kaplan (BK) to serve as the Company’s CEO for an initial term of 24 months. In addition to the monthly consulting fee, the Agreement provides for a one month ‘termination fee’ if the Agreement is terminated without cause.

On June 29, 2019, the Company and BK amended the Agreement as follows:

BK was granted a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the issued and outstanding common shares, on a fully diluted basis. The Warrant was issued on April 16, 2020, has an exercise price of $0.01 USD per share and shall expire April 16, 2022.

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EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

Upon the closing of a Significant Transaction (defined as the closing of financing for at least $500,000 or the closing of an acquisition with a valuation (determined by the value of the consideration paid by the Company) of not less than $1,000,000 USD), BK would be granted a number of shares equal to 5% of the issued and outstanding common shares, on a fully diluted basis including such shares to be issued or that could be issued pursuant to the transaction on the closing date of such Significant Transaction. This stock grant can be earned by BK for each Significant Transaction closed during the term of the Agreement. As of December 31, 2020, a Significant Transaction has not consummated. During the year ending December 31, 2020, the Company closed the significant transaction and raised over $500,000. As of December 31, 2020, the Company owes BK 15,624,694 shares of common stock. As of and for the year ended December 31, 2020, the Company recorded $1,874,963 as other payables and interest expense in relation to the shares owed.

On January 1, 2020, the Company entered into a consulting agreement for investor relations services. The Company shall pay the consultant $6,500 per month for services rendered to be paid $2,500 in cash and $4,000 in common shares of the Company to be valued at a 20% discount to the lowest trading price for the five trading days prior to date upon which payment is due. As of and during the year ending December 31, 2020, the Company recorded $109,159 as other payables and consulting expense related to this agreement. As of December 31, 2020, the Company owed 876,225 shares of common stock in relation to this agreement.

Medical Advisory Board Agreements

During the year ended December 31, 2020, the Company entered into medical advisory board agreements with three members for a term of one year each. As consideration for the services to be rendered, the Company agreed to pay $10,000 in cash and $155,000 worth of stock in common stock. During the year ended December 31, 2020, the Company recorded $105,438 as general and administrative expense in accordance with the agreements. As of December 31, 2020, the Company accrued $105,438 as other payables in accordance with these agreements.

Leases

The Company currently reimburses an entity owned by its CEO for office space and related expenses that he has under lease. The lease expense is $2,500 per month. The Company does not own or lease any other office space, manufacturing facilities or equipment and does not have any current plans to construct or acquire any facilities. During the years ending December 31, 2020 and 2019, the Company expensed approximately $73,000 and $18,000, respectively, for office space and related expenses. As of December 31, 2020 and 2019, the Company accrued approximately $91,000 and $18,000 as other payables for amounts owed to the entity.

Novel coronavirus

Any serious disruption with the Company’s suppliers or customers due to the COVID-19 outbreak could impair the Company’s ability to meet and/or generate demand for its product, which may negatively impact the Company’s revenue, financial condition, and commercial operations. Such outbreaks could also result in delays in or the suspension of the Company’s research and product development activities, regulatory work streams, its clinical studies and other important functions. The Company is unable to predict the outcome of these matters and is unable to make a meaningful estimate of the amount or range of loss, if any, that could result from an unfavorable outcome.

11. STOCKHOLDERS’ EQUITY (DEFICIT)

On September 15, 2020, the Company issued 1,050,000 shares of common stock in accordance with a strategic alliance agreement and as consideration for the purchase of 1,050,000 share of Psychedelitech, Inc. (“Psychedelitech”) (a private Ontario corporation). As a result of the transaction, the Company purchased 10% of Psychedelitech. The shares were recorded at fair market value on the date of issuance of $26,250. As of December 31, 2020, the investment in Psychedelitech is recorded at cost in the amount of $26,250.

During the year ended December 31, 2020, the Company issued 37,818,154 shares of common stock, in the aggregate, upon conversion of the convertible promissory notes (see Note 7).

During the year ended December 31, 2020, the Company issued 100,909 shares of common stock upon the cashless exercise of 110,000 warrants.

On December 31, 2020, the Company issued 353,622 shares of common stock in relation to an asset sale and purchase agreement entered into on January 21, 2021 (see “Subsequent Events”). The shares were recorded at fair market value on the date of issuance of $40,000. As of December 31, 2020, the Company recorded this amount as other current asset in the consolidated balance sheet.

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EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

On February 27, 2019, the Company converted $2,845,414 (CAD $3,740,431), the net carrying value of the principal balance of convertible notes payable and promissory notes payable, and $300,362 (CAD $394,693) of accrued interest into 19,711,362 shares of common stock pursuant to letter agreements with the holders of existing notes and warrants.

STOCK BASED COMPENSATION

During the year ended December 31, 2020, the Company entered into a finder’s fee agreement with a consultant to assist the Company in procuring sources of financing such as equity, debt, or a merger or sale of the Company. Total compensation for the consultant’s efforts and services shall be a cash fee of 10% of the total principal amount of gross proceeds from any financing and 10% of the total shares of common stock purchased or convertible equivalent. During the year ending December 31, 2020, the Company issued 1,250,000 shares of common stock which was recorded at fair value of $46,875 and paid $63,500 in relation to the finder’s fee agreement. The Company recognized these amounts as interest expense in the Company’s consolidated statements of operations and other comprehensive loss during the year ended December 31, 2020.

During the year ended December 31, 2020, the Company issued 3,358,498 vested warrants to Ben Kaplan, the Company’s CEO, in accordance with his employment agreement valued at $720,695. The Company expensed $720,695 as general and administrative expense in relation to this issuance. The Company valued these warrants using the Black-Scholes option pricing model using the following assumptions: a) stock prices of $0.37 and $0.12, b) exercise price of $0.01, c) dividend rate of 0%, d) risk free rates of 0.20% and 0.13%, and e) expected volatility of 570% and 648%.

On August 1, 2020, the Company issued 408,163 shares of common stock to a consultant for services rendered. The Company expensed $61,224 in relation to this issuance.

On August 4, 2020, the Company issued 387,597 shares of common stock to a member of management for services rendered. The Company expensed $50,000 in relation to this issuance.

On August 4, 2020, the Company issued 387,597 shares of common stock to a related party for services rendered. The Company expensed $50,000 in relation to this issuance.

On February 27, 2019, the Company granted 475,642 shares of common stock to Scott Woodrow, a related party and former Director of the Company, in connection with letter agreements (see Note 6).

On February 27, 2019, the Company issued 317,095 shares of common stock in exchange for services fair valued at $158,547 to KW Capital Partners Ltd.

On February 27, 2019, the Company issued 475,642 shares of common stock in exchange for services fair valued at $237,821 to Bezalel Partners LLC.

On February 27, 2019, the Company entered into an agreement to cancel 2,250,000 compensation warrants that had anti-rachet and anti-dilution provisions for 328,111 common shares of the Company.

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EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

A Summary of the status of the Company’s option grants as of December 31, 2020 and 2019 and the changes during the periods then ended is presented below:

	Shares	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding January 1, 2019	86,251	$-	5.0	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Canceled	(86,251)	-	-	-
Outstanding December 31, 2019	-	-	-	-
Granted	-	-	-	-
Exercised	-	-	-	-
Canceled	-	-	-	-
Outstanding December 31, 2020	-	$-	-	$-

Warrants Issued

The following table reflects a summary of Common Stock warrants outstanding and warrant activity during the year ended December 31, 2020 and 2019

	Underlying Shares	Weighted Average Exercise Price	Weighted Average Term (Years)
Warrants outstanding at January 1, 2019	561,461	$-	-
Granted	-	-	-
Exercised	-	-	-
Forfeited	560,461	-	-
Warrants outstanding at December 31, 2019	-	-	-
Granted	28,803,368	0.01	1.41
Exercised	(110,000)	0.01
Forfeited	-	-	-
Warrants outstanding and exercisable at December 31, 2020	28,693,368	$0.01	1.12

The intrinsic value of warrants outstanding as of December 31, 2020 was $2,926,612.

The warrants granted during the year ending December 31, 2020 were valued using the Black-Scholes option pricing model using the following weighted average assumptions:

Year Ended December 31, 2020
Expected term, in years	2.83
Expected volatility	162.24%
Risk-free interest rate	0.44%
Dividend yield	-

12. SUBSEQUENT EVENTS

Subsequent to December 31, 2020, the Company issued 15,649,446 shares of common stock upon the conversion of $156,494 of convertible notes payable.

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EHAVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

On January 19, 2021, the Company consummated its agreement with the former and current directors of 20/20 Global, Inc. (“20/20 Global”) that provide for: (i) 20/20 Global’s purchase for $350,000 in cash of all of the outstanding stock of Mycotopioa Therapies, Inc. (“MYC”), the Company’s wholly owned subsidiary, from Ehave under a Stock Purchase Agreement, resulting in MYC becoming a wholly owned subsidiary of 20/20 Global; and (ii) the change of control of 20/20 Global’s board of directors and management. In a related transaction, Ehave agreed to purchase 9,793,754 shares of 20/20 Global common stock, which constitute approximately 75.77% of the issued and outstanding shares of 20/20 Global’s common stock, for $350,000 in cash.

On January 19, 2021, the above transaction closed. Because Ehave acquired 75.77% of 20/20 Global outstanding stock and there was a change in control of 20/20 Global’s board of directors, the transaction was accounted for as a reverse merger in which Mycotopia Therapies, Inc. was deemed to be the accounting acquirer and 20/20 Global the legal acquirer.

On January 21, 2021, the Company entered into an asset sale and purchase agreement with CureDash, Inc. (a Delaware Corporation) (“CureDash” or the “Seller”). The Company purchased tangible and intangible assets from the Seller in order to begin a new venture in psychosis therapy. The purchase price of the assets is $100,000 payable with the issuance of 353,622 shares of common stock and $60,000 in cash which was paid upon closing on January 21, 2021.

Subsequent to year end, the Company received aggregate investments of $1,159,000 and issued 16,557,142 shares of common stock from the Regulation A Offering that was qualified in January 2021.

Subsequent to year end, the Company received proceeds of $522,000 from promissory notes. The notes carry an additional original issue discount payable of $52,750 representing interest as no other interest accrues on the notes unless there is an event of default, at which time interest will accrue at 22.0%, The notes mature eighteen months after the dates of issuance. The holder of the notes can exercise conversion at any time the note remains outstanding at a price of $0.01 per share. Upon the closing of a financing event of the Company, the notes will automatically convert at the conversion price of $0.01 per share. Attached to the notes is a warrant to purchase common stock entitling the holder to purchase up to a number of shares equal to ten times the face amount of the note at an exercise price of $0.01 per share. The warrant expires two years from the date of issuance.

Subsequent to year end, the Company issued 1,746,084 shares of common stock upon the cashless exercise of 1,870,000 warrants.

Subsequent to year end, the Company issued 281,000 shares of common stock is accordance with a medical advisory board agreement.

F-84

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.)
2.2	Articles of Amendment to the Articles of Incorporation dated November 30, 2011 (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.)
2.3	Articles of Amendment to the Articles of Incorporation dated May 13, 2015 Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.
2.4	Articles of Amendment to the Articles of Incorporation dated June 26, 2015 Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.
2.5	Articles of Amendment to the Articles of Incorporation dated November 4, 2015 Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.
2.6	Articles of Amendment to the Articles of Incorporation dated May 28, 2019 Incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 6-k filed with the SEC on May 24, 2019
2.7	Bylaws No. 2 Incorporated by reference to Exhibit 3.5 to the Form 6-K filed with the SEC on January 12, 2017.
3.1	2020 Ehave Equity Incentive Plan (Incorporated reference to the Company’s filing on Form 6-K filed with the Securities and Exchange Commission on August 20, 2020)
4.1*	Regulation A Subscription Agreement
6.1	CEO Consulting Agreement (Incorporated reference to the Company’s filing on Form 6-K filed with the Securities and Exchange Commission on July 22, 2019
6.2*	CEO Consulting Agreement dated as of January 1, 2021, by and between Ehave, Inc. and Ben Kaplan.
6.3	Letter of Intent between Ehave and Tennessine Software (Incorporated reference to the Company’s filing on Form 6-K filed with the Securities and Exchange Commission on August 25, 2021)
6.4	Stock Purchase Agreement between 20/20 Global, Inc and Ehave, Inc. (Incorporated reference to the Company’s filing on Form 6-K filed with the Securities and Exchange Commission on February 2, 2021)
6.5	Change of Control and Funding Agreement (Incorporated reference to the Company’s filing on Form 6-K filed with the Securities and Exchange Commission on February 2, 2021)
6.6	Amendment to Escrow Agreement and Definitive Agreements (Incorporated reference to the Company’s filing on Form 6-K filed with the Securities and Exchange Commission on February 2, 2021)
11.1*	Consent of Turner, Stone & Company LLP
11.2*	Consent of Jonathan D. Leinwand, P.A. (as contained in Exhibit 12.1)
12.1*	Opinion of Jonathan D. Leinwand, P.A.

*Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on February 11, 2022.

(Exact name of issuer as specified in its charter):		Ehave Inc.

By:	/s/ Ben Kaplan
Ben Kaplan, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer).and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ben Kaplan	Date: February 11, 2022
Ben Kaplan, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

By:	/s/ Zeke Kaplan	Date: February 11, 2022
Zeke Kaplan, Director

By:	/s/ Binyomen Posen	Date: February 11, 2022
Director

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